                                                                  EXHIBIT 4A




                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN

                (As Amended and Restated Effective July 1, 1990)

                               STANDARD PRODUCTS
                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN
                (As Amended and Restated Effective July 1, 1990)

The Standard Products Company, an Ohio corporation whose principal place of business is at Cleveland, Ohio, hereby amends and restates, in its entirety, effective as of July 1, 1990, the Standard Products Individual Retirement and Investment Trust Plan, which was originally effective December 31, 1983, and has been amended from time to time thereafter as set forth herein.

                               TABLE OF CONTENTS



                                                                                                                          Page
ARTICLE 1 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.1  Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.2  Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.3  Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.4  Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.5  Compensation Deferral Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.6  Credited Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.7  Depositing Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.8  Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.9  Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.10 Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.11 Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  1.12 Employer Matched Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  1.13 Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  1.14 Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  1.15 Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  1.16 Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.17 Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  1.18 Participant Elected Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.19 PAYSOP Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.20 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.21 Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.22 Separation from Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.23 Special Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.24 The Standard Products Company Common Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  1.25 Transfer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  1.26 Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  1.27 Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  1.28 Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  1.29 Voluntary Participant Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  1.30 Year of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE 2 ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  2.1  Conditions of Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  2.2  Application for Depositing Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE 3 DEPOSITS AND CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  3.1  Participant Elected Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  3.2  Employer Matched Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  3.3  Special Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  3.4  Time of Payment of Deposits and Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  3.5  Separate Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  3.6  Transfer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  3.7  Return of Employer Contributions Due to a Mistake of Fact  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  3.8  Refunds and Distributions of Participant Elected Contributions and Employer Matched Contributions  . . . . . . .   11

                                      -ii-

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
ARTICLE 4 MAXIMUM CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  4.1  Limitation on Participant Elected Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  4.2  Limitation on Employer Matched Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  4.3  Combination and Adjustment Procedure for Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  4.4  Internal Revenue Code Section 415 Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE 5 PAYSOP PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  5.1  Employer Contributions to PAYSOP Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  5.2  Time for Making Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  5.3  Valuation of Employer Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  5.4  Cash Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  5.5  Eligible Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  5.6  Allocation of PAYSOP Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  5.7  Limitations on Distributions of Employer Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  5.8  Nonforfeitable Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  5.9  Expenses of Establishing and Administering PAYSOP Provisions . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  5.10 Redetermination of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  5.11 Nondiscrimination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE 6 INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  6.1  Investment of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  6.2  Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  6.3  Investment of Participant and Transfer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  6.4  Investment of Employer and PAYSOP Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  6.5  Change of Investment Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  6.6  Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  6.7  Valuation of Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  6.8  Registration and Voting of Employer Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

ARTICLE 7 SUSPENSION OF CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  7.1  Suspension at Participant's Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  7.2  Automatic Suspension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

ARTICLE 8 PAYMENT OF BENEFITS AND WITHDRAWALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  8.1  Rights to Payment upon Death, Retirement, Disability or Other Separation from Service  . . . . . . . . . . . . .   30
  8.2  Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  8.3  Withdrawal of Benefits by Active Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  8.4  Time of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  8.5  Direct Rollovers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE 9 ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  9.1  Establishment of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  9.2  Plan Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
  9.3  Statement of Participant's Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  9.4  Delivery of Notices, Reports and Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  9.5  Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38





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  9.6  Claims Review Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  9.7  Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  9.8  Employment Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  9.10 Legal Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

ARTICLE 10 BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  10.1 Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

ARTICLE 11 AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  11.1 Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  11.2 Merger, Consolidation or Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  11.3 Termination of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE 12 NONASSIGNABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  12.1 Spendthrift Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE 13 MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  13.1 Construction of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  13.2 Payments Due Infants or Incompetents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  13.3 Source of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  13.4 Text to Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  13.5 Delegation of Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  13.6 Unclaimed Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  13.7 Controlled Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

ARTICLE 14 TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  14.1 Applicability of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  14.2 Required Changes in Plan Provisions for Plan Years During Which the Plan Is Top-Heavy  . . . . . . . . . . . . .   43
  14.3 Definitions of Terms as Used in Article 14 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44





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
                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

Unless otherwise required by the context, the following definitions shall control:

1.1  Account
---  -------

"Account" means all the accounts established for a Participant under the Plan, as described in Section 6.2.

1.2  Beneficiary
---  -----------

"Beneficiary" means any individual, legal representative, estate or other entity whether natural or legal, including the plural where appropriate, entitled to receive any distribution hereunder upon the death of a Participant.

1.3  Code
---  ----

"Code" means the Internal Revenue Code of 1986, as amended.

1.4  Committee
---  ---------

"Committee" means the Plan Committee described in Section 9.2 hereof.

1.5  Compensation Deferral Agreement
---  -------------------------------

"Compensation Deferral Agreement" means an arrangement pursuant to which the Employee agrees to forgo receipt, pursuant to Section 3.l hereof, of a stipulated percentage of his Compensation and the Employer agrees to contribute to the Plan the amount so forgone as a Participant Elected Contribution.

1.6  Credited Compensation
---  ---------------------

"Credited Compensation" means an Employee's compensation for the Plan Year, as further defined in Section 414(s) of the Code, for any Employee who has commenced participation in the Plan (whether or not he has become a Depositing Participant). Credited Compensation shall specifically include compensation deferred under a Compensation Deferral Agreement, as permitted by Section 414(s) of the Code. Credited Compensation shall also include compensation paid to an Employee described in the last sentence of Section 1.10 by the foreign subsidiary described in such sentence. For Plan Years commencing after December 31, 1988, Credited Compensation of any Employee which is in excess of
(a) $200,000 (as such amount may be adjusted from time to time pursuant to Code Sections 401(a)(17) and 415(d)) shall be disregarded for all Plan purposes, for any Plan Year commencing after December 31, 1988, and (b) $150,000 (as such amount may be adjusted from time to time pursuant to Code Section 401(a)(17)) shall be disregarded for all Plan purposes, for any Plan Year commencing after December 31, 1993. If the Plan determines Credited Compensation on a period of time that contains fewer than twelve calendar months, then the annual limit on compensation is amount equal to the annual limit on compensation for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by twelve.

   In determining the Credited Compensation of a Participant for purposes of the annual compensation limit, the rules of Code Section 414(q)(6) will apply, except that the term "family" will include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of the rules of Code Section 414(q)(6), the adjusted annual compensation limit is exceeded, then the annual compensation limit shall be prorated among the affected individuals in proportion to each such individual's compensation, as determined above prior to the application of the annual compensation limit.

1.7  Depositing Participant
---  ----------------------

"Depositing Participant" means any Participant who elects to have Participant Elected Contributions made on his behalf under the Plan.

1.8  Disability
---  ----------

"Disability" means an actual and continuous physical or mental incapacity which prevents the Participant from performing the duties required of him in his customary and usual position with the Employer and which will presumably continue for the remainder of his natural life, all as conclusively determined by the Committee.

1.9  Effective Date
---  --------------

"Effective Date" of this restated Plan means July 1, 1990.

1.10 Employee
---- --------

"Employee" means any salaried or hourly paid person employed by the Employer in any capacity other than solely as a Director or solely as an independent contractor, who receives compensation, and who is not represented by a collective bargaining agent, unless a labor agreement has been adopted making this Plan applicable to such person. Notwithstanding the preceding sentence, Employee shall not include any person who becomes employed at any new division or plant of the Employer which is acquired or established after December 31, 1983, except to the extent that the Employer's Board of Directors specifically authorizes the participation of employees of any such new division or plant. Notwithstanding the preceding sentence, effective January 1, 1995, The Holm Industries, Inc. New Ulm hourly paid employees shall be eligible to participate in the

Plan. For purposes of the discrimination tests contained in Article 4, Employee shall include only those Employees who are eligible to enter into a Compensation Deferral Agreement. Notwithstanding any provision of this Section
1.10 to the contrary, Employee shall include a United States citizen employed by a foreign subsidiary (as that term is defined in Section 3121(l)(8) of the Code) of such Employer, provided: (a) the Employer has entered into an agreement under Section 3121(l) of the Code to provide Social Security coverage which applies to the foreign subsidiary of which such U.S. citizen is an employee and which has not been terminated; and (b) contributions under a funded plan of deferred compensation are not provided by any other person with respect to the remuneration paid to such U.S. citizen by the foreign subsidiary.

1.11 Employer
---- --------

"Employer" means The Standard Products Company ("Standard"), an Ohio corporation. If applicable, the term Employer also includes any incorporated subsidiary of Standard or affiliate controlled by Standard which is specifically authorized to participate in this Plan by the Board of Directors of Standard and also by the Board of Directors of such incorporated subsidiary or affiliate. For purposes of the preceding sentence, the participation of Westborn Warehouse, Inc., Oliver Rubber Company and Holm Industries, Inc. has been authorized. Effective January 1, 1995, the participation of The "5" Rubber Corporation has been authorized.

1.12 Employer Matched Contributions
---- ------------------------------

"Employer Matched Contributions" means those amounts contributed, pursuant to
Section 3.2 hereof, by the Employer which are expressed as a percentage of Participant Elected Contributions (to the extent that a Participant's Participant Elected Contributions do not exceed five percent (5%) of his annual Compensation).

1.13 Entry Date
---- ----------

"Entry Date" means the first day of each pay period.

1.14 Gender
---- ------

Masculine pronouns refer to both males and females.

1.15 Highly Compensated Employee
---- ---------------------------

"Highly Compensated Employee" means for a given Plan Year, any Employee of the Employer who is a highly compensated employee within the meaning of Section 414(q) of the Code and Section 1.414(q)-1T of the Treasury Regulations. Generally, the term Highly Compensated Employee will include any Employee who during such Plan Year (or the Plan Year preceding such Plan Year) either:

  (a) received compensation from employment with the Employer of more than $50,000 (or such larger amount as may be designated by the Secretary of the Treasury) and is among the top 20% of all Employees when ranked by compensation;

  (b) received compensation from such employment of more than $75,000 (or such larger amount as may be designated by the Secretary of the Treasury);

  (c) at any time directly or indirectly owned more than 5% of the value of issued and outstanding shares of the Employer, or shares issued by (or interest held in respect of) any Employer, as further described in Section 416(i) of the Code; or

  (d) received compensation of more than 50% of the amount in effect for such Plan Year under Section 415(b)(1)(A) of the Code and was at any time an officer of an Employer.

For purposes of this Section 1.15, the term "compensation" shall be defined as all remuneration paid for services as an Employee for such Plan Year as would be reported on such Employee's Federal Form W-2, as further defined in Section 415(c)(3) of the Code and related regulations. In determining an individual's compensation under this Section, compensation from each employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) and (o) will be taken into account. Also, at least one officer (i.e., the highest paid officer) shall be treated as an officer in any event, and no more than 50 employees (or if less, the greater of three (3) or 10% of all such employees) shall be treated as officers. Family members, former employees and officers all shall be included to the extent required by Section 414(q)(6) of the Code. Part-time, newly hired, seasonal and union employees shall be excluded for such purposes, as permitted or required by Section 414(q)(8) of the Code and any related regulations. Notwithstanding any provisions of this Section 1.15 to the contrary, an Employee who is a Highly Compensated Employee only on account of being described in paragraph (a), (b) or (d) hereof for the current Plan Year shall be considered a Highly Compensated Employee only if he is one of the one hundred (100) Employees with the highest compensation for the Plan Year. A former Employee will be treated as a Highly Compensated Employee if such Employee separated from service (or was deemed to have separated) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after the Employee's 55th birthday.

If, during the Plan Year or the preceding Plan Year, an Employee is a family member of either [1] a five percent owner who is an Employee or former Employee; or [2] a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the five percent owner or top-ten Highly Compensated Employee will be treated as one Employee receiving compensation and Plan contributions equal to the sum of such compensation and contributions of both individuals. For purposes of this Section, a family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee, and the spouses of such lineal ascendants and descendants.

1.16 Hour of Service
---- ---------------

An "Hour of Service" means (i) each hour an Employee is paid, or entitled to payment, by the Employer for the performance of duties during the applicable computation period, with such Hours of Service being credited for the Plan Year in which the duties were performed; (ii) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer on behalf of an Employee, with such Hours of Service being credited for the Plan Year or Plan Years to which the award pertains; and (iii) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but excluding payments for medical or medically related expenses and payments under a plan maintained solely for the purpose of complying with applicable workmen's compensation or unemployment compensation and disability insurance laws; provided, however, that not more than 501 Hours of Service shall be credited to an Employee under this Section 1.16(iii) on account of any single continuous period during which the Employee performs no duties for the Employer (whether or not such period occurs in a single Plan Year). At the option of the Committee, an Employee who is not compensated on an hourly basis may be credited with 45 Hours of Service for each week in which such Employee would be credited with Hours of Service if hourly paid.

Employment with any affiliate of the Employer under Code Sections 414(b), (c),
(m) and (o) will be treated as employment with the Employer for purposes of eligibility and vesting under this Plan; provided, however that any individual receiving credit for Hours of Service under this provision shall not be eligible to participate in the Plan or eligible to receive an allocation of contributions under the Plan unless the Employer so elects.

For purposes of eligibility to participate and vesting under the Plan, Hours of Service will be credited for any individual considered a "leased employee" under Code Section 414(n); provided, however, that any individual receiving credit for Hours of Service under this provision shall not be eligible to participate in the Plan or eligible to receive an allocation of contributions under the Plan unless the Employer so elects.

1.17 Participant
---- -----------

"Participant" means an Employee who is participating in this Plan in accordance with its provisions, including an eligible Employee sharing in the Employer's Special Employer Contributions, and also means any former Employee who has had a Separation From Service but who has not received his entire interest under the Plan.

1.18 Participant Elected Contributions
---- ---------------------------------

"Participant Elected Contributions" means those amounts that are subject to a Compensation Deferral Agreement which a Depositing Participant has the Employer contribute to the Plan out of Credited Compensation pursuant to Section 3.1.

1.19 PAYSOP Contributions
---- --------------------

"PAYSOP Contributions" means those amounts contributed, pursuant to Section 5.1 hereof, by the Employer.

1.20 Plan
---- ----

"Plan" means the Standard Products Individual Retirement and Investment Trust Plan.

1.21 Plan Year
---- ---------

"Plan Year" means any July 1 through June 30 period.

1.22 Separation from Service
---- -----------------------

A "Separation from Service" occurs when an Employee is no longer performing duties for the Employer for which he is entitled to receive compensation and is not on an authorized leave of absence, layoff, vacation, sick or disability leave, or jury duty, or working for a member of the controlled group of the Employer as described under Section 414(b) of the Code. Any leave of absence authorized by the Employer will be granted pursuant to uniform rules so that all Employees under similar circumstances will be treated alike. In no event shall an Employee on a maternity leave of absence incur a Separation from Service until such Employee has been absent on such leave for a period equal to the amount of time during which the Employee would otherwise have been credited with 501 Hours of Service during the normal course of employment except for such absence.

1.23 Special Employer Contributions
---- ------------------------------

"Special Employer Contributions" means those amounts contributed, pursuant to
Section 3.3 hereof, by the Employer.

1.24 The Standard Products Company Common Shares
---- -------------------------------------------

"The Standard Products Company Common Shares" or "Employer Common Stock" means the Common Shares of The Standard Products Company.

1.25 Transfer Contributions
---- ----------------------

"Transfer Contributions" means those amounts transferred to the Plan on behalf of an Employee from another plan qualified under Section 401(a) of the Code, and/or amounts consolidated with and into the Plan with another plan qualified under Section 401(a) of the Code, all as described in Section 3.6 and Section 11.2.

1.26 Trust Fund
---- ----------

"Trust Fund" means the fund held by the Trustee in accordance with this Plan to which deposits and contributions under this Plan will be made and out of which benefits under this Plan will be provided.

1.27 Trustee
---- -------

"Trustee" means the trustee of the Trust Fund, as provided for in Section 9.1.

1.28 Valuation Date
---- --------------

"Valuation Date" means each business day as of which the Trustee shall determine the value of the Trust Fund.

1.29 Voluntary Participant Contributions
---- -----------------------------------

"Voluntary Participant Contributions" means those amounts which a Depositing Participant contributed to the Plan pursuant to Section 3.2 (as in effect prior to the Effective Date). As of July 1, 1987, no further Voluntary Participant Contributions are permitted.

1.30 Year of Service
---- ---------------

"Year of Service" means the completion of one or more Hours of Service in the 12-consecutive-month period commencing with the first day of an Employee's employment with an Employer (or a member of its controlled group under Section 414(b) of the Code), or in any subsequent 12- consecutive-month period beginning on an anniversary of an Employee's employment commencement date. An Employee who completes one Hour of Service in such particular 12-consecutive period shall be credited with one Year of Service on the last day of such period irrespective of whether such Employee was employed on such date.


                                   ARTICLE 2
                                   ---------
                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

2.1  Conditions of Eligibility
---  -------------------------
  (a) Every Employee (as of the Effective Date) shall be eligible to become a Depositing Participant as of the first

  Entry Date following the date he commences employment with the Employer.

  (b) In the case of any former Employee who is reemployed by an Employer (or a member of its controlled group under Section 414(b) of the Code), the following provisions shall apply in determining his eligibility to become a Depositing Participant:

  (i) If the Employee was eligible to participate in the Plan prior to his Separation from Service or other termination of employment, he shall be eligible to become a Depositing Participant on the first Entry Date following his reemployment, provided he is an Employee on such Entry Date;

 (ii) If the Employee was not eligible to participate in the Plan prior to his Separation from Service or other termination of employment, he shall be eligible to become a Depositing Participant on the first Entry Date following his fulfillment of the eligibility requirements specified in Section 2.1(a), provided he is an Employee on such Entry Date. For purposes of Section 2.1(a), all Years of Service previously earned with an Employer (or an employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) and
       (o)) shall be reinstated.

2.2  Application for Depositing Participation
---  ----------------------------------------

Participation in deposits and contributions under this Plan by Employees is voluntary. In order to become a Depositing Participant, an Employee must apply for such participation on a form prescribed by the Committee no later than thirty (30) days prior to any Entry Date, except as may otherwise be authorized by the Committee, and must make deposits hereunder as provided in Article 3.


                                   ARTICLE 3
                                   ---------
                           DEPOSITS AND CONTRIBUTIONS
                           --------------------------

3.1  Participant Elected Contributions
---  ---------------------------------
Subject to the provisions of Article 4, a Depositing Participant may, pursuant to a Compensation Deferral Agreement, have the Employer contribute to the Plan an amount which shall be known as Participant Elected Contributions, which amount shall be not less than 1%, nor more than 10% (in whole percentages), of his Credited Compensation while he is a Depositing Participant. A Depositing Participant may change such percentage each Entry Date provided such Depositing Participant notifies the Committee, in writing, at least fifteen (15) days prior to such Entry Date and may otherwise suspend or resume Participant Elected Contributions, but not retroactively, in accordance with Section

7.1. Such contributions shall be allocated to the Account established for the Depositing Participant. In any event, each Depositing Participant shall be limited to a maximum of $7,000 of Participant Elected Contributions in any calendar year, or such higher applicable limit as shall be prescribed by the Secretary of the Treasury, from time to time, to reflect increases in the cost of living pursuant to Section 402(g)(5) of the Code. Where a Depositing Participant has reached his $7,000 limitation (or such higher limitation as described in the preceding sentence) for a calendar year, his Participant Elected Contributions shall be automatically suspended, but only until the January 1 next following such suspension period. The Committee shall permit Depositing Participants to adjust their Compensation Deferral Agreements, but only prospectively, where necessary to reflect the $7,000 limitation, as adjusted. Otherwise, Depositing Par-ticipants may only change such percentage as described earlier in this Section 3.1.

3.2  Employer Matched Contributions
---  -----------------------------

Subject to the provisions of Article 4, the Employer shall contribute to the Trustee an amount referred to as Employer Matched Contributions, the amount of which shall be a percentage of each Depositing Participant's Participant Elected Contributions (subject to any adjustment in such Participant Elected Contributions as required under Article 4) in accordance with the following table:

                                      Employer Matched Contributions,
                                            as a Percentage of
        Participant's                Participant Elected Contributions
                                  --------------------------------------
     Participant Elected          For Plan Years          For Plan Years
Contributions as a Percentage      Ending Prior           Beginning on or
  of Credited Compensation       to July 1, 1990        After July 1, 1990
------------------------------   -----------------      -------------------

  The first 2%                          25%                     75%
  Next 3% (up to 5%)                    25%                     25%
  Amounts above 5%                      -0-                     -0-

Such percentage may be increased (but not above 100%) or decreased by action of the Employer's Board of Directors, provided that any decrease in such percentage shall only be applicable to periods of time occurring after such action by the Board of Directors and after advance notice to eligible Employees. Such contribution on behalf of a given Depositing Participant shall be allocated to the Account established for the Depositing Participant as soon as practicable after the amount thereof has been determined, but in no event later than 12 months following the end of the Plan Year to which such contributions relate, and are subject to any adjustments required to be made to Participant Elected Contributions pursuant to Section 4.1 hereof. Notwithstanding any contrary provision of this Plan, the Employer shall not make an Employer Matched Contribution with respect to any portion of a Depositing Participant's Participant Elected

Contribution in excess of five percent (5%) of such Depositing Participant's Credited Compensation. Employer Matched Contributions may be paid to the Trustee either in the form of cash or shares of Employer Common Stock, in which case such shares shall be valued and otherwise satisfy the requirements as set forth in Section 5.3.

3.3  Special Employer Contributions
---  -----------------------------

Subject to the provisions of Section 4.4, the Employer may, to the extent it may so determine, contribute to the Trustee on account of any Plan Year an amount referred to as Special Employer Contributions. Special Employer Contributions shall only be made on behalf of hourly-paid Employees (excluding truck drivers paid by the mile) who have satisfied the eligibility requirements for participation in the Plan (whether or not they have become Depositing Participants) or on behalf of any lesser included nondiscriminatory group of hourly Employees (such as those at a particular location). For each Plan Year with respect to which Special Employer Contributions are made, the amount to be contributed shall be determined by the Employer, and such amount shall be allocated among the Accounts of affected hourly Employees in proportion to their Hours of Service for that Plan Year; provided, only Hours of Service credited to an Employee on or after the first Entry Date he satisfies the eligibility requirements of Section 2.1 shall be used to calculate the allocation. Notwithstanding any provision of the Plan to the contrary, effective July 1, 1993, no Highly Compensated Employees shall receive an allocation of Special Employer Contributions.

3.4  Time of Payment of Deposits and Contributions
---  ---------------------------------------------

The contributions referred to in Sections 3.l and 3.2 with respect to any pay period will be paid by the Employer to the Trustee with reasonable promptness after the total of such deposits and contributions has been accurately and finally determined; however, in no event shall any contribution under Section
3.1 be made later than thirty (30) days after the close of the Plan Year for which it is attributable. The contributions referred to in Section 3.3, if any, for any Plan Year will be paid by the Employer to the Trustee not later than the time for filing the Federal income tax return of the Employer for its concurrent taxable year (plus extensions).

3.5  Separate Accounts
---  -----------------

The Committee shall maintain an individual Account for each Participant and for each Beneficiary having an interest in the Trust Fund.

3.6  Transfer Contributions
---  ----------------------

The Trustee is authorized to accept on behalf of an Employee, and hold as a part of the Trust Fund, assets from a trustee of another plan qualified under
Section 401(a) of the Code, provided
that such other plan permits such a transfer and provided that the Committee approves such transfer from such other plan. The Trustee shall also accept and hold as part of the Trust Fund, assets transferred from any other plan qualified under Section 401(a) of the Code in connection with a merger or consolidation of such plan with or into the Plan pursuant to Section 11.2. All amounts so transferred to the Trust Fund shall be referred to herein as "Transfer Contributions".

3.7  Return of Employer Contributions Due to a Mistake of Fact
---  ---------------------------------------------------------

If any contribution is made by an Employer due to a mistake of fact, such contribution shall, upon the written request of the Employer, be returned to the Employer within one year after it is made. If the Internal Revenue Service shall determine that the Employer has contributed an amount for any Plan Year which is in excess of the amount which is deductible by it under Code Section 404 for such year, such contribution (to the extent the deduction is disallowed) shall, upon written request of the Employer filed with the Trustee, be returned to the Employer within one year after the deduction was disallowed. If, upon the initial request for a favorable determination with respect to the Plan, the Internal Revenue Service does not issue a determination which is (a) satisfactory to the Employer, and (b) to the effect that the Plan and related Trust satisfy the requirements of Sections 401(a) and 501(a) of the Code, respectively, with respect to the Employer, or any corporation or business organization which has adopted the Plan, then, notwithstanding any other provision of the Plan or Trust, all contributions made by or on behalf of the Employer, such corporation or such business organization shall, upon request, be returned within one year after denial of qualification or receipt of a favorable determination which is unsatisfactory to the Employer. Such returned amount will not include any earnings attributable to the contribution and will be reduced by net losses attributable to the contribution. All contributions by the Employer to the Plan are declared to be conditioned upon both the qualification of the Plan under Code Section 401 and the deductibility of such contribution under Code Section 404.

3.8  Refunds and Distributions of Participant Elected
---  ------------------------------------------------
     Contributions and Employer Matched Contributions
     ------------------------------------------------

  (a) If and when the Committee is notified by a Participant that such Participant has excess deferrals, as that term is defined in regulations under Section 402(g)(1) of the Code, and the Committee is notified of the amount of such excess deferrals, the Committee shall thereupon distribute and refund to such Participant such excess deferrals, together with any related earnings. The amount of earnings shall be equal to the gain or loss allocable to excess deferrals for the Participant's taxable year plus gain or loss for the period between the end of the tax year and the date of distribution of the excess deferrals. Income allocable to excess deferrals for the taxable year is determined by multiplying income for the taxable year of investments in the Participant's Participant Elected Contributions Account by a fraction, the numerator of which is the amount of excess deferrals for the taxable year and the denominator of which is the balance in the Participant's Participant Elected Contributions Account as of the end of the taxable year, ignoring any gain or loss for the taxable year. Income for the period between the end of the taxable year and the date of distribution shall be equal to income for the taxable year multiplied by ten per cent (10%) for each month between the end of the taxable year and the actual distribution. A month will be counted only if distribution is made after the fifteenth (15th) day of such month. Such distributions shall, in any event, be made no later than the April 15 next following the close of such prior calendar year.

  (b) Regardless of the application of Section 3.8(a) hereof, the Committee shall independently determine for each Plan Year whether the requirements of Sections 4.1 and 4.2 have been satisfied with respect to such Plan Year. If and when the Committee determines, pursuant to Section 4.3 hereof, that Participants who are Highly Compensated Employees have made excess Participant Elected Contributions and/or were allocated excess Employer Matched Contributions, the Committee shall first distribute and refund to such Highly Compensated Employees, in the manner described in Section 4.3, any excess Participant Elected Contributions, together with any related earnings. The amount of earnings shall be equal to the gain or loss allocable to excess Participant Elected Contributions for the Plan Year plus any gain or loss allocable to excess Participant Elected Contributions for the period between the end of the Plan Year and the date of distribution of the excess Participant Elected Contributions. Income allocable to excess Participant Elected Contributions for the Plan Year is determined by multiplying income for the Plan Year on investments in the Participant's Participant Elected Contributions Account, times a fraction, the numerator of which is the Participant's excess Participant Elected Contributions (determined in accordance with Sections 4.1 and 4.2 hereof), and the denominator of which is the balance in the Participant's Participant Elected Contributions Account at the end of the Plan Year, ignoring any gain or loss for the Plan Year. Income for the period between the end of the Plan Year and the date of distribution of the excess Participant Elected Contributions shall be equal to the income determined in the preceding sentence multiplied by ten percent (10%) for each month between the end of the Plan Year and the distribution of excess Participant Elected Contributions. For purposes of the preceding sentence, a month is counted only if distribution of excess Participant Elected Contributions is made after the fifteenth (15th) day of such month. To the extent the Committee also determines, pursuant to Section
  4.3 hereof, that there are excess

  Employer Matched Contributions, the Committee shall cause such excess Employer Matched Contributions (and any earnings thereon, computed in a manner comparable to that prescribed above) to be distributed and refunded. Distributions and refunds required by this Section 3.8(b) for a given Plan Year shall, in any event, occur no later than two and one-half (2-1/2) months following the close of such Plan Year.

  (c) The Committee shall furnish the Employer with all relevant information concerning distributions and refunds which are made under this Section 3.8, which may be needed by the Employer to adjust the Employees' employment tax and withholding records. Where necessary to comply with relevant federal law, the Committee shall act as the Employer's agent for purposes of withholding and depositing all or a portion of such funds as federal income or employment taxes.


                                   ARTICLE 4
                                   ---------
                             MAXIMUM CONTRIBUTIONS
                             ---------------------

4.1  Limitation on Participant Elected Contributions
---  -----------------------------------------------

Contributions by the Employer designated as Participant Elected Contributions and any Employer Matched Contributions (included to the extent the Committee so elects, and then, only to the extent permitted under Section 401(k)(3) of the Code and Section 1.401(k)-1(b) of the Treasury Regulations) shall, for purposes of determining the maximum Participant Elected Contributions, be expressed as a percentage of Credited Compensation for each Depositing Participant and each Employee who is eligible to be, but who is not, a Depositing Participant. Such percentage, as described above, shall hereafter be referred to as the Actual Deferral Percentage.

The Actual Deferral Percentage for Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b) below:

  (a) 125% of the Actual Deferral Percentage of Employees who are not Highly Compensated Employees; or

  (b) 200% of the Actual Deferral Percentage of Employees who are not Highly Compensated Employees, provided that the Actual Deferral Percentage for Highly Compensated Employees shall in no event exceed the Actual Deferral Percentage for non-Highly Compensated Employees by more than Two (2) percentage points.

The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately) ("Actual Deferral Ratios") for each eligible Employee in such group of:

  (i) the amount of Participant Elected Contributions (determined before application of Section 3.8) and any Employer Matched Contributions included by the Committee pursuant to Section 4.3 (to the extent that the Committee so elects, and then only to the extent permitted under
       Section 401(k)(3) of the Code and Section 1.401(k)-1(b)(3) of the Treasury Regulations) and actually paid to the Plan on behalf of each such eligible Employee for such Plan Year, to

 (ii) the Credited Compensation of each such eligible Employee for such Plan Year.

The Actual Deferral Percentage for the Plan Year for any Highly Compensated Employee who is eligible to have Participant Elected Contributions (and Employer Matching Contributions, if such contributions are treated as Participant Elected Contributions for purposes of the Actual Deferral Percentage test) allocated to his or her Account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer will be determined as if such Participant Elected Contributions (and, if applicable, such Employer Matching Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

For purposes of determining the Actual Deferral Percentage of a Participant who is a five percent owner or one of the ten most Highly Compensated Employees, the Participant Elected Contributions (and Employer Matching Contributions, if treated as Participant Elected Contributions for purposes of the Actual Deferral Percentage test) and Credited Compensation of such Participant will include the Participant Elected Contributions (and, if applicable, Employer Matching Contributions) and Credited Compensation for the Plan Year of any family members, as defined in Code Section 414(q)(6). Family members of such Highly Compensated Employees will be disregarded as separate Employees in determining the Actual Deferral Percentage of any Employee.

4.2  Limitation on Employer Matched Contributions
---  --------------------------------------------

Contributions designated as Employer Matched Contributions (to the extent the Committee does not, or cannot elect to consolidate such contributions with Participant Elected Contributions for the limitation purposes of Section 4.1, but is required, or is allowed and elects, pursuant to Section 401(m) of the Code, to apply the limitations of such Section to such contributions) shall, for purposes of determining the maximum permissible contributions, be expressed as a percentage of Credited Compensation for each Participant entitled to a portion of such contributions. Such percentage, as described above, shall hereinafter be referred to as the Actual Contribution Percentage.

The Actual Contribution Percentage for Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b) below:

  (a) 125% of the Actual Contribution Percentage of Employees who are not Highly Compensated Employees; or

  (b) 200% of the Actual Contribution Percentage of Employees who are not Highly Compensated Employees, provided that the Actual Contribution Percentage for Highly Compensated Employees shall in no event exceed the Actual Contribution Percentage of non-Highly Compensated Employees by more than two (2) percentage points. The Actual Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately) ("Actual Contribution Ratios") for each eligible Employee in such group of:

  (i) the sum of Employer Matched Contributions, to the extent not included under Section 4.1 for such Plan Year, but actually paid to the Plan on behalf of each such eligible Employee for such Plan Year and required (or opted) to be taken into Account for purposes of this Section 4.2, to

 (ii) the Credited Compensation of each such eligible Employee for such Plan Year.

The Average Contribution Percentage for the Plan Year for any Highly Compensated Employee who is eligible to have contribution percentage amounts allocated to his or her Account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer will be determined as if such contribution percentage amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

For purposes of determining the contribution percentage of a Participant who is a five percent owner or one of the ten most Highly Compensated Employees, the contribution percentage amounts and Credited Compensation of such Participant will include the contribution percentage amounts and Credited Compensation for the Plan Year of any family members, as defined in Code Section 414(q)(6). Family members of such Highly Compensated Employees will be disregarded as separate Employees in determining the Actual Deferral Percentage of any Employee.

4.3  Combination and Adjustment Procedure for Limitation
---  ---------------------------------------------------

  (a) The Committee shall first determine, on or about the end of each Plan Year, whether there is a reasonable expectation that either (or both) the Actual Deferral

  Percentage and/or the Actual Contribution Percentage will fail to satisfy the tests contained in Sections 4.1 and 4.2 hereof. Upon making such determination, the Committee shall be entitled to elect, to the extent permitted by Section 401(k)(3)(C) and Section 401(m)(3) of the Code and the regulations promulgated pursuant to Section 401(m)(3) of the Code, to combine the requirements of Sections 4.1 and 4.2 hereof (in whole or in part) and to determine on the basis of such recombined information whether certain Highly Compensated Employees have excess Participant Elected Contributions and/or have been allocated excess Employer Matched Contributions, which must be distributed and/or refunded in accordance with Section 3.8 hereof.

  (b)(i) Where the Committee does not elect to combine the requirements of Sections 4.1 and 4.2 or elects to combine such requirements only in part (thereby leaving, unaggregated, certain contributions which remain subject to the requirements of Section 4.2 hereof), the Committee shall thereupon determine under Section 4.1 whether there exist excess Participant Elected Contributions and/or excess Employer Matched Contributions (to the extent not used for Section 4.1 purposes). For this purpose, the excess contributions with respect to each Highly Compensated Employee shall consist of the excess (if any) of:

               (I) the aggregate amount of all Participant Elected Contributions (and any other contributions taken into account) actually paid over to the Trustee on behalf of such Highly Compensated Employee for such Plan Year and any Employer Matched Contributions taken into account, over

              (II) the maximum Actual Deferral Ratio for such Highly Compensated Employee permitted under Section 4.1 (as adjusted by other contributions added by this Section, and taking into account any adjustments made under paragraphs
                    (ii) and (iii) below) multiplied by his Credited
                    Compensation.

      (ii) If, under the tests described in Section 4.1, the Committee determines under paragraph (i) hereof, that there are such excess contributions with respect to a given Plan Year, the Committee shall immediately suspend any Participant Elected Contributions and other applicable contributions then payable (but not yet paid) to the Trustee, and shall order the excess contributions for such Plan Year to be distributed and refunded, along with related earnings, to (or in respect of) Depositing Participants who are Highly Compensated Employees, on the basis of the respective portions of the excess contributions attributable to each such Employee, according to the "leveling method" as provided in regulations promulgated under Sections 401(k) and 401(m) of the Code.

     (iii) When making adjustments under paragraphs (i) and (ii), above, for excess contributions, the Committee shall distribute and refund to (or in respect of) Depositing Participants who are Highly Compensated Employees, in a manner described in Section 3.8(b), any excess Participant Elected Contributions together with any related earnings. Such excess Participant Elected Contributions and related earnings shall first be distributed and refunded to the Highly Compensated Employee with the highest Actual Deferral Ratio until the Actual Deferral Ratio of such Highly Compensated Employee is reduced (by reducing his Participant Elected Contributions) to the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio or until the excess determined pursuant to Section 4.1 has been completely refunded and distributed. If after applying the preceding sentence, Section 4.1 is still not satisfied, then the excess Participant Elected Contributions and related earnings of both such Highly Compensated Employees shall be refunded and distributed until the Actual Deferral Ratios of both such Highly Compensated Employees has been reduced (by reducing Participant Elected Contributions) to the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Percentage, and so on until the Actual Deferral Percentage of the group of all Highly Compensated Employees satisfies the requirements of Section 3.8.

      (iv) Following the completion of the tests required by Section 4.1, and the making of the adjustments described in Section 3.8 and paragraphs (i), (ii) and (iii) of this Section 4.3, the Committee shall then test for compliance with Section 4.2 hereof, using any previously unused Employer Matched Contributions for such purpose. The Committee shall also use, for this test, any Participant Elected Contributions not required to be considered in order to satisfy the requirements of Section 4.1.

       (v) If, under the tests described in Section 4.2, the Committee determines under paragraph (i) hereof that there are such excess Contributions with respect to a given Plan Year, the procedures described in paragraphs (ii) and (iii) for suspending and adjusting Participant Elected Contributions under Section 4.1 shall be repeated with respect to such other contributions as are taken into account under paragraph (iv) above, until the tests in Section 4.2 have been satisfied.

  (c) In combining the tests required by Sections 4.1 and 4.2, the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for Highly Compensated Employees may not exceed 125% of the greater of the Actual Deferral Percentage or the Actual Contribution Percentage for Eligible Employees who satisfy requirements of Article 2 hereof and who are not Highly Compensated Employees, plus two percentage points more than the lesser of the Actual Deferral Percentage or Actual Contribution Percentage for such Eligible Employees who are not Highly Compensated Employees (limited to 200% of such Actual Deferral Percentage or Actual Contributions Percentage). If this test is not satisfied for any Plan Year, the Committee shall reduce Participant Elected Contributions of Highly Compensated Employees, as provided in paragraph (iii) hereof, until such test is satisfied; provided, to the extent Revenue Procedure 89-65 (or subsequent regulatory guidance) permits, alternative tests may be satisfied in lieu of the test provided under this subparagraph.

  (d) Amounts payable (but not yet paid) to the Trustee as Participant Elected Contributions, in the event of a suspension ordered by the Committee, shall instead be paid by the Employer to the Depositing Participant as regular remuneration and treated as such. Amounts resulting from a reduction in a Depositing Participant's Participant Elected Contributions and Employer Matched Contributions shall be refunded as provided in Section 3.8 hereof.

4.4  Internal Revenue Code Section 415 Limitations
---  ---------------------------------------------

  (a) In no event shall the Annual Additions for a Participant under this Plan, plus the Annual Additions for a Participant under all other defined contribution plans maintained by the Employer, exceed the lesser of 25% of the Participant's annual compensation as reported on his Federal Form W-2 (as further defined in Section 415(c)(3) of the Code and related regulations), or $30,000 (or, if greater, twenty-five percent (25%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code). The limitation year shall be the Plan Year. For purposes of this paragraph 4.4(a), "Annual Additions" shall mean the total for the Plan Year of:

   (i) Contributions by the Employer (including contributions described in Section 402(e)(3) of the Code);

  (ii) Employee contributions (other than rollover contributions and contributions to a simplified employee pension excludable from gross income under Section 408(k)(6) of the Code);

     (iii)  Amounts allocated to an individual medical account, as defined in
            Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer; and

      (iv) Amounts attributable to medical benefits allocated to an account established under Section 419A(d) of the Code.

  If due to reasonable error in estimating a Participant's annual compensation, an excess Annual Addition exists with respect to a Participant, such excess will be disposed of in accordance with the following provisions of this paragraph (a). A Participant's Annual Addition shall be reduced to the extent necessary by (i) refunding Participant contributions (if any), (ii) next, if and to the extent necessary, refunding Participant Elected Contributions, and (iii) finally, if and to the extent necessary, reducing the Special Employer Contributions (if any) which otherwise would be allocated to his Account for such Plan Year. The amount of any such reduction in Special Employer Contributions shall be allocated and reallocated to the Accounts of other Participants, in accordance with the method provided in Section 3.3 for allocating such Contributions (but only to the extent that such allocation does not cause the Annual Addition with respect to another Participant to exceed the lesser of the maximum permissible Annual Addition or any other limitation provided in the Plan); to the extent that such reductions cannot be allocated to other Participants' Accounts, such reductions shall be returned to the Employer.

  (b) If a Participant also is, or was, covered under a defined benefit plan maintained, or contributed to, by the Employer and affiliates, the sum of the amounts determined under (i) and (ii) may not exceed 1.0 in any limitation year:

       (i) The Participant's "defined benefit plan fraction", which is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained, or contributed to, by the Employer, and the denominator of which is the lesser of (A) 1.25 times the dollar limitation of Section 415(b)(1)(A) of the Code for the limitation year, or (B) 1.4 times the Participant's average compensation for the three consecutive years that produces the highest average; and

      (ii) The Participant's "defined contribution plan fraction," which is a fraction, the numerator of which is the sum of the annual additions (within the meaning of Section 415(c)(2) of the Code) to the Participant's account under all defined contribution plans (whether or not terminated) maintained, or contributed to, by the Employer and affiliates for the current and all prior limitation years (minus the amount, if any, determined under Treasury Regulations issued pursuant to
             Section 235(g) of the Tax Equity and Fiscal Responsibility Act of
             1982), and the denominator of which is the lesser of the following amounts determined for such year and for each prior year of service with the Employer and affiliates:

             (A) 1.25 times the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or

             (B)  1.4 times the amount which may be taken into account under
                  Section 415(c)(1)(B) of the Code;

             provided, however, that at the option of the Committee, the amount taken into account as the denominator of the fraction for any year ended after December 31, 1982 may be determined under the special transition rule set forth in Section 415(e)(6) and, if applicable, Section 416(h)(4) of the Code.

  For purposes of (i) above, "projected annual benefits" means the annual benefit to which the Participant would be entitled under the terms of the defined benefit plan, if the Participant continued employment until normal retirement age (or current age, if later) and the Participant's compensation for the limitation year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current age, if later). If, in any limitation year, the sum of the defined benefit plan fraction and the defined contribution plan fraction will exceed 1.0, the rate of benefit accruals under the defined benefit plan will be reduced so that the sum of such fractions equals 1.0.


                                   ARTICLE 5
                                   ---------
                               PAYSOP PROVISIONS
                               -----------------

5.1  Employer Contributions to PAYSOP Fund
---  -------------------------------------

For any Plan Year or short Plan Year, which overlaps all or part of calendar years 1984 through 1987 and with respect to which the Employer makes an election to claim an employee stock ownership credit pursuant to Section 41 of the Internal Revenue Code of 1954 (as then in effect), the Employer shall make contributions to the PAYSOP Fund (such contributions shall be referred to herein as "PAYSOP Contributions") in the form of Employer Common Stock or cash, the aggregate value of which shall not exceed the applicable percentage set forth below of the aggregate Credited Compensation paid or accrued during such Plan Year to all Employees who have satisfied the eligibility requirements for participation in the Plan, whether or not they have become Depositing Participants, and who were Employees as of the last pay period of the Plan Year for which such PAYSOP contributions are made:

         Aggregate Credited Compensation
         Paid or Accrued During a Portion
         of the Plan Year Occurring in                      Applicable
         Calendar Year Below                                Percentage
         --------------------------------                   ----------
                    1984                                        0.5

                    1985                                        0.5

                    1986                                        0.5

                    1987                                        0.0

Such contributions made by the Employer shall be governed by the other provisions of this Plan, unless otherwise provided in this Article 5.

5.2  Time for Making Contribution
---  ----------------------------

The Employer shall make contributions to the PAYSOP Fund in the amounts specified in Section 5.1 on or before the 30th day following the due date (including extensions) for filing its Federal income tax return for the taxable year coinciding with such Plan Year; provided, however, that in case the Employer's credit (as determined under Section 41(a)(2) of the Internal Revenue Code of 1954, as then in effect) exceeds the limitations of Paragraph (A) of
Section 41(b)(1) of the Internal Revenue Code of 1954, as then in effect,

         (a) such Employer shall not be required to make that portion of its contribution allocable to employee stock ownership credit carrybacks of such excess credit sooner than the time otherwise required by the foregoing provisions of this Section, and

         (b) such Employer shall not be required to make that portion of its contribution allocable to employee stock ownership credit carryovers of such excess credit sooner than the due date (including extensions) for the filing of the Employer's Federal income tax return for the taxable year to which such portion is carried over.

5.3  Valuation of Employer Common Stock
---  ----------------------------------

For purposes of determining the number of shares of Employer Common Stock required to be contributed under Section 5.1, Employer Common Stock contributed to the Trust may be treasury shares or authorized and unissued shares of the Employer and the value of any share of Employer Common Stock so contributed shall be the average of the closing prices for such shares on the New York Stock Exchange for the twenty (20) consecutive trading days immediately preceding the date of contribution.

5.4  Cash Contributions
---  ------------------

To the extent the contribution required by Section 5.1 is made in cash, substantially all such cash shall be used to purchase new or existing shares of Employer Common Stock on or before the 30th day following the day on which such contribution is made pursuant to Section 5.2.

5.5  Eligible Employees
---  ------------------

All Employees who have satisfied the eligibility requirements for participation in the Plan (whether or not they have become Depositing Participants) who receive Credited Compensation at any time during such Plan Year and who were Employees as of the last pay period of such Plan Year shall be eligible to share in PAYSOP Contributions for such Plan Year.

5.6  Allocation of PAYSOP Contributions
---  ----------------------------------

         (a) Subject to the requirements of Sections 4.3 and 5.11, the PAYSOP Contribution for any Plan Year shall be allocated to each Participant in substantially the same proportion as the amount of Credited Compensation paid such Participant bears to the total Credited Compensation paid to all such Participants.

         (b) Notwithstanding any other provision of the Plan or Trust to the contrary, the Trustee shall not allocate PAYSOP Contributions to Participants' PAYSOP Contribution Accounts or distribute Participants' PAYSOP Contribution Accounts until issuance of an initial determination by the Internal Revenue Service which is (a) satisfactory to the Employer, and (b) to the effect that the Plan and related Trust meet the requirements of Sections 401(a), 501(a) and 409 of the Code.

         (c) Notwithstanding the foregoing provisions, the allocation to the Account of any Participant which is attributable to the employee stock ownership credit allowed under Section 41 of the Code may be extended over whatever period may be necessary to comply with requirements of Section 415 of the Code.

5.7      Limitations on Distributions of Employer Common Stock
---      -----------------------------------------------------

Except in the case of distributions made pursuant to Sections 8.1 and 8.2 of the Plan, no Employer Common Stock allocated to a Participant's PAYSOP Contribution Account pursuant to the provisions of Section 5.6 may be distributed from that PAYSOP Contribution Account before the end of the 84th month beginning after the month in which the Employer Common Stock is allocated to such Account.

5.8      Nonforfeitable Rights
---      ---------------------

An Employee's rights to Employer Common Stock or other property allocated to his PAYSOP Contribution Account shall be nonforfeitable at all times, subject to Section 5.12.

5.9      Expenses of Establishing and Administering PAYSOP Provisions
---      -------------------------------------------------------------

         (a) Unless paid by the Employer, there shall be paid from the PAYSOP Fund so much of the amounts incurred in connection with establishment of the PAYSOP Fund as does not exceed the sum of 10% of the first $100,000 of the contribution that the Employers are required to make to the PAYSOP Fund under Section 5.1 for the Plan Year in which the Plan is established and 5% of any amount in excess of the first $100,000 of such contribution.

         (b) Unless paid by the Employer, there shall be paid from the PAYSOP Fund so much of the amounts incurred during any Plan Year as expenses of administering the PAYSOP Fund as does not exceed the smaller of (a) $100,000 or (b) the sum of 10% of the first $100,000 and 5% of any amount in excess of $100,000 of the income from dividends paid to the PAYSOP Fund with respect to Employer Common Stock during such Plan Year.

         (c) As reimbursement for the expenses of establishing or administering the Plan, the Employer may, in its discretion, withhold from amounts required to be contributed to the PAYSOP Fund any portion of such expenses paid by the Employer, but only to the extent that such expenses could have been paid from the PAYSOP Fund pursuant to subsection (a) or (b) of this Section.

         (d) Any expenses of establishing or administering the PAYSOP Fund in excess of the amounts permitted to be paid from the PAYSOP Fund pursuant to subsection (a) or (b) of this Section shall be paid by the Employer.

5.10     Redetermination of Credit
----     -------------------------

Amounts which are transferred to the Plan (because of the requirements of Section 41(c)(1)(B) of the Internal Revenue Code of 1954, as then in effect) shall remain in the Plan (and, if allocated under the Plan, shall remain as allocated), even though part or all of the credit allowed under Section 44G of the Internal Revenue Code of 1954, as then in effect (relating to employee stock ownership credit), is redetermined; provided, however, in the case of any such final redetermination,

         (a) the Employer may reduce the amount required to be contributed by the Employer pursuant to Section 5.1 for the Plan Year in which the final redetermination occurs or any succeeding Plan Year by the amount of the reduction of such credit, or

         (b) the Employer may deduct such amount of the reduction of such credit from Federal taxes on income pursuant to Section 404(i)(2) of the Code.

5.11     Nondiscrimination
----     -----------------

Notwithstanding anything in this Article 5 to the contrary, no more than one-third of the PAYSOP Contributions for any Plan Year shall be allocated to the group of Employees consisting of

         (1)     officers of an Employer;

         (2) shareholders owning more than 10% of an Employer's stock (within the meaning of Section 415(c)(6)(B)(iv) of the Code); or

         (3)     Employees described in Section 415(c)(6)(B)(iii) of the Code.



                                   ARTICLE 6
                                   ---------
                                  INVESTMENTS
                                  -----------

6.1      Investment of Funds
---      -------------------

         (a) The Trust Fund shall be divided into Investment Funds which shall include (i) the Equity Fund, (ii) the Fixed Income Fund, (iii) the Balanced Fund, (iv) the Employer Common Stock Fund, (v) the Short-Term Investment Fund, and (vi) the PAYSOP Fund. In addition, the Committee may select or establish any other Investment Fund for investment of any portion of the Trust Fund which it deems shall be for the benefit of Participants and their Beneficiaries and which shall comply with applicable law, including ERISA. Each Investment Fund (other than the Employer Common Stock Fund and the PAYSOP Fund) may be invested in any common or collective fund, whether established or maintained by the Trustee or any other person, for the collective investment and reinvestment of assets of pension and profit sharing trusts which are exempt from Federal income taxation under the Code. Income on, and proceeds of sales of, investments of each Fund shall be reinvested by the Trustee in the same Fund.

         (b) Participant Elected Contributions, Employer Matched Contributions, Special Employer Contributions, PAYSOP Contributions and Transfer Contributions shall be allocated to such Investment Funds as hereinafter set forth. The Trustee (or Investment Manager) shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust Agreement.

         (c) Anything in the Plan or Trust Agreement to the contrary notwithstanding, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Employer Common Stock held by it under the Trust Agreement, except (i) as specifically provided for in the Plan or (ii) in the case of a tender offer (as hereinafter defined) as directed in writing by a Participant on a form provided or approved by the Committee and delivered to the Trustee. For the purposes hereof, the term "tender offer" shall mean (i) any offer for, or request for or invitation for tenders of, or offer to purchase or acquire, any Employer Common Stock that is directed generally to shareholders of the Employer or (ii) any transaction which may be defined as a "tender offer" under rules or regulations promulgated by the Securities and Exchange Commission. Notwithstanding the foregoing provisions of this Section 6.1(c), since Code Section 409(d) requires that Employer Common Stock allocated to a Participant's PAYSOP Contributions Account may not be distributed from that Account before the end of the 84th month beginning after the month in which such Employer Common Stock is allocated thereto, the Trustee is absolutely prohibited from tendering (in the case of a tender offer) any Employer Common Stock held in any Participant's PAYSOP Contributions Account which was allocated to such Account within a period of 84 months before the commencement of such tender offer. To the extent that any money or other property (other than property which meets the definition of "employer securities" as set forth in Code Section 409(1)) is received by the Trustee as a result of a tender of shares, not prohibited by the preceding sentence, of Employer Common Stock allocated to a Participant's PAYSOP Contributions Account, such money or property shall be allocated to such other Investment Fund or Funds, other than the PAYSOP Fund, in increments of ten percent (10%), as directed by the Participant in whose Account the shares of Employer Common Stock so tendered were held.

         (d) The Trustee may, in its own discretion, maintain in cash, without obligation to credit interest thereon, such part of the assets of each Investment Fund as it shall deem necessary or desirable for the proper administration of such Fund. Any cash in any of the Funds may, pending the disposition or investment of such cash for the purposes of such Fund, be temporarily invested in government securities or other short-term money market instruments. From time to time the Trustee shall determine the income on all such temporary investments for a period to be determined by the Trustee, and such income shall be allocated to the respective Funds in such manner as the Trustee shall determine. Such temporary investments may from time to time be sold by the Trustee to provide cash for the purposes of such Funds. Purchases and sales of investments for a Fund shall be made by the Trustee in accordance with the provisions of the Trust.

6.2      Account
---      -------

Each Participant shall have established for him Accounts to reflect his (1) Participant Elected Contributions, if any (hereinafter referred to as the "Participant Elected Contributions Account"), (2) Voluntary Participant Contributions, if any (hereinafter referred to as the "Voluntary Participant Contributions Account"), (3) Employer Matched Contributions, if any (hereinafter referred to as the "Employer Matched Contributions Account"), (4) Special Employer Contributions, if any (hereinafter referred to as the "Special Employer Contributions Account"), (5) Transfer Contributions, if any (hereinafter referred to as the "Transfer Contributions Account"), and (6) PAYSOP Contributions, if any (hereinafter referred to as the "PAYSOP Contributions Account"). The Participant Elected Contributions Account, Voluntary Participant Contributions Account, Special Employer Contributions Account and Transfer Contributions Account shall each be further subdivided and separate records maintained showing the portion of each such Account invested in each Investment Fund. Separate records also shall be maintained with respect to each such Account showing the amount of contributions thereto, withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. All such Accounts are referred to herein as a Participant's "Account" and the interest of each Participant hereunder at any time shall consist of the amount standing to his Account (as determined in Section 6.7 below) as of the last preceding Valuation Date plus credits and minus debits to such Account since that Date.

6.3      Investment of Participant and Transfer Contributions
---      ----------------------------------------------------

Each Participant shall, by written direction to the Committee, direct that his Participant Elected Contributions, Voluntary Participant Contributions and Transfer Contributions (subject to any restrictions which the Committee may impose on the investment of Transfer Contributions), if any, allocated to his Account be invested in any one or more of the Investment Funds, except the PAYSOP Fund. Such election shall designate the portion to be invested in each such Fund in terms of the percentage to be so invested and each such percentage shall be a multiple of ten percent (10%) thereof.

6.4      Investment of Employer and PAYSOP Contributions
---      -----------------------------------------------

All Employer Matched Contributions shall be invested in the Employer Common Stock Fund. All PAYSOP Contributions shall be invested in the PAYSOP Fund. All Special Employer Contributions shall be allocated among some or all of the Equity Fund, Fixed Income Fund, Balanced Fund or Short-Term Investment Fund in such proportions as the Committee, in its discretion, may decide.

6.5      Change of Investment Option
---      ---------------------------

No more than four times in any Plan Year, a Participant may, by telecommunication with the Trustee (to be confirmed by the Trustee in writing), prospectively change his investment option under Section 6.3 with respect to Participant Elected Contributions that become payable for future payroll periods, effective with respect to those Participant Elected Contributions received after the date when the Trustee receives new investment instructions from the Participant. In addition, no more than four times in any Plan Year, a Participant may, by telecommunication with the Trustee (to be confirmed by the Trustee in writing), prospectively change his investment option with respect to his Participant Elected Contributions Account, Voluntary Participant Contributions Account and/or Transfer Contributions Account by directing transfer(s) among the Investment Funds then available under the Plan, subject in all cases to the provisions of Section 6.3, and further subject to such restrictions on transfers between Investment Funds as may from time to time be imposed by the Committee and/or the Trustee.

6.6      Reports
---      -------

The Committee shall cause reports to be made at least annually to each Participant as to the value of his Account. In addition, the Committee shall cause such a report to be made to each Participant following his Separation from Service.

6.7      Valuation of Investment Funds
---      -----------------------------

         (a) As of each Valuation Date, the Trustee shall determine the value of each Investment Fund in accordance with subsection (d) of this
         Section 6.7. The Trustee shall determine, from the change in value of each Investment Fund between the current Valuation Date and the last preceding Valuation Date, the net gain or loss of such Investment Fund during such period resulting from expenses paid (including the fees and expenses of the Trustee and Investment Manager, if any, which are to be charged to such Fund in accordance with the terms of the Plan or Trust Agreement) and realized and unrealized earnings, profits and losses of such Investment Fund during such period. The transfer of funds to or from an Investment Fund pursuant to Section 6.5, contributions allocated to an Investment Fund and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Benefi-ciaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Fund.

         (b) As of each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to subsection (a) of this Section
         6.7 shall be allocated as of such Valuation Date by the Trustee to the Accounts of Participants in such Investment Fund in proportion to the amounts (before adjusting for credits or debits to be made as of such Valuation Date) of each such Participant's Account invested in such Investment Fund to all such Participant Accounts invested in such Investment Fund on such Valuation Date.

         (c) Except as may otherwise be provided by the Committee, Participant Elected Contributions, and Transfer Contributions shall be credited to each Participant's Account and allocated in accordance with the investment option chosen by such Participant to one or more of the Investment Funds as of the first Valuation Date after the Trustee has received such Contributions and appropriate instructions as to the allocation of such Contributions between the Investment Funds. Employer Matched Contributions shall be allocated to the Employer Common Stock Fund and credited to Participants' Accounts in accordance with Section 3.3 as of the first Valuation Date after the Trustee has received such Contributions. PAYSOP Contributions, if any, shall be allocated to the PAYSOP Fund and credited to Participants' Accounts in accordance with Section 5.6 as of the first Valuation Date after the Trustee has received such Contributions. Special Employer Contributions, if any, shall be allocated to the appropriate Investment Funds in accordance with Section 6.4 and shall be credited to Participants' Accounts in accordance with Section 3.3 as of the first Valuation Date after the Trustee has received such Contributions.

         (d) The Trustee shall determine the value of each Investment Fund as of each Valuation Date in the following manner:

                 (i) All securities and other property held in each such Fund shall be valued at fair market value, or if the market value is not readily ascertainable, at such amount as shall be deemed by the Trustee to represent the fair value thereof;

                (ii) To the value thus determined there shall be added (1) interest accrued but not collected on any interest-bearing obligation and dividends declared but not collected on any stock, which, if sold, would be sold ex-dividend and (2) the uninvested cash balance of such Fund; and

               (iii) From the aggregate value so obtained there shall be deducted any reserve for contingencies or unliquidated liabilities which the Trustee concludes are appropriate under sound accounting principles.

         (e) The reasonable and equitable decision of the Trustee as to the value of each Investment Fund as of each Valuation Date shall be conclusive and binding upon all persons having any interest, direct or indirect, in such Investment Fund.

6.8      Registration and Voting of Employer Common Stock
---      ------------------------------------------------

All shares of Employer Common Stock acquired by the Trustee shall be held in the possession of the Trustee until disposed of pursuant to the provisions of the Plan or the Trust Agreement. Such shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of the Employer's shareholders, the Trustee shall send to each Participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Employer Common Stock credited to his Account. Upon receipt of such instructions the Trustee shall vote the shares as instructed. Any shares of Employer Common Stock held in Participants' PAYSOP Contribution Accounts, as to which the Trustee does not receive instructions from Participants, shall not be voted. The Trustee shall vote all other Employer Common Stock in its possession (including shares, other than those held in PAYSOP Contribution Accounts, for which it does not receive instructions from Participants) pro rata in accordance with the instructions it has received from Participants.


                                   ARTICLE 7
                                   ---------
                          SUSPENSION OF CONTRIBUTIONS
                          ---------------------------

7.1      Suspension at Participant's Request
---      -----------------------------------

Upon fifteen (15) days' prior written notice to the Committee and in accordance with regulations prescribed by the Committee, a Participant's Participant Elected Contributions from time to time may be suspended, effective with the start of the next payroll period after said fifteen (15) days or such earlier time as may be fixed by the Committee, for a period of not less than six (6) months following the effective date of the suspension. A Participant who has suspended Participant Elected Contributions may resume such contributions effective as of any Entry Date following the end of the suspension period, upon filing written notice with the Committee at least fifteen (15) days prior to such Entry Date.


7.2      Automatic Suspension
---      --------------------

A Participant's Participant Elected Contributions will be automatically suspended during any unpaid leave of absence (including military leave other than a training period not exceeding fifteen (15) days) or temporary layoff. Contributions suspended pursuant to this Section 7.2 by reason of such unpaid leave of absence or layoff, shall be automatically resumed, without the necessity of any action by the Participant, upon his return to employment at the expiration of such suspension period.


                                   ARTICLE 8
                                   ---------
                      PAYMENT OF BENEFITS AND WITHDRAWALS
                      -----------------------------------

8.1      Rights to Payment upon Death, Retirement, Disability
---      ----------------------------------------------------
         or Other Separation from Service
         --------------------------------

         (a) Right to Distribution. In the event of a Participant's Separation from Service (by retirement, death, permanent disability or otherwise), he shall be entitled to receive a distribution of his total Account under the Trust Fund as of the Valuation Date immediately preceding such distribution. Any amount payable by the Trustee to a Participant, under the provisions hereof, which is unpaid at the date of his death, shall be paid to his Beneficiary as hereinafter provided.

         (b) Vesting. At all times each Participant shall have a nonforfeitable right to accrued benefits in his total Account derived from his Participant Elected Contributions, Voluntary Participant Contributions, Employer Matched Contributions, Special Employer Contributions, Transfer Contributions and PAYSOP Contributions.

8.2      Distribution
---      ------------

A Participant or Beneficiary entitled to receive a distribution pursuant to the provisions of Section 8.1 shall be paid at the time and in the manner hereinafter provided:

         (a) a Participant who is entitled to a distribution under the provisions of Section 8.1 upon a Separation from Service occurring for any reason other than death shall, at his option, have payment of the accrued benefits in his total Account commence at the time and in the manner hereinafter provided, under one of the following methods:

                 (i) in a lump sum in cash within sixty (60) days after the close of the Plan Year in which the Participant had a Separation from Service, with appropriate adjustments at each Valuation Date for the income and changing values of each Account; or

                (ii) in equal, or nearly equal, quarterly installments over a fixed period which shall not exceed the joint life expectancy of the Participant and his spouse.
                          The life expectancy of a Participant and his spouse shall be determined in accordance with a standard mortality table in general use. All installment contributions shall be made on a pro-rata basis from the Participant's total Account balance as held in the various Funds described in
                          Section 6.1. Such installments shall be paid beginning with the first calendar quarter immediately following the Participant's Separation from Service with appropriate adjustments at the end of each calendar quarter for the income and changing values of the Account; provided, however, that if a Participant should elect early retirement under the provisions of a retirement plan of the Employer in which he is a participant, the Participant may request that the Committee defer the commencement of his benefits until not later than the first day of the calendar quarter following his normal retirement date as determined in the Employer's retirement plan (which in no event may be later than the Participant's sixty-fifth (65th) birthday). Such a request must be filed in writing with the Committee at least thirty (30) days prior to the Participant's early retirement date or at such other time as may be acceptable to the Committee.

         In the event of the death of a Participant prior to the distribution to him of all accrued benefits in his total Account, the undistributed portion of such Account shall be paid to his beneficiary in accordance with one of the alternative forms of payment specified in subsection
         (b) of this Section 8.2. Moreover, notwithstanding the preceding provisions of this Section 8.2, if a Participant dies before his entire interest in the Plan has been paid to him, then the remaining portion of such interest shall be distributed at least as rapidly as the method of distribution being used as of the date of his death.

         (b) where a Participant is entitled to a distribution under the provisions of Section 8.1 by reason of his death, the accrued benefit in his total Account shall be paid to his Beneficiary either in a single lump sum payment in cash or in equal or nearly equal quarterly installments over a fixed period not exceeding:

                  (i) if the Beneficiary is the deceased Participant's surviving spouse, the Beneficiary's remaining life expectancy at the time installment payments begin,

                 (ii) if the Beneficiary is other than the deceased Participant's surviving spouse, five (5) years from the Participant's death, or

                (iii) such shorter fixed period as the Beneficiary may request. Distributions of a Participant's accrued benefit in his total Account under this subsection
                          (b) shall not commence later than sixty (60) days after the end of the Plan Year in which a Participant's death occurs.

         (c) any Participant or Beneficiary who becomes entitled to receive a distribution under Section 8.1 may demand that his PAYSOP Contributions Account be distributed in the form of Employer Common Stock (excluding any fractional share interest, which shall be paid in cash).

         (d) Notwithstanding anything herein to the contrary, distribution of benefits to a Participant shall be made or commence not later than April 1 of the calendar year which follows the calendar year in which he attained age 70-1/2; provided, however, that neither the foregoing nor the provisions of subsection (a) hereof shall preclude distributions under a designation (before January 1, 1984) by any employee in accordance with the designation described in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (as in effect before amendments made by the Deficit Reduction Act of
         1984). If distribution is made in installments, the amount of each installment shall be not less than the quotient obtained by dividing the undistributed benefits by the number of remaining installments.

8.3      Withdrawal of Benefits by Active Employees
---      -------------------------------------------

         (a) Upon 30 days prior written notice to the Committee, effective as of the next succeeding Valuation Date, but not more often than once in any Plan Year, an Employee may elect to withdraw in cash an amount equal to all or part of his Voluntary Participant Contributions Account. In no event shall any such withdrawal be less than One Thousand Dollars ($1,000), if the withdrawal is less than the total Voluntary Participant Contributions Account.

         (b) Upon 30 days prior written notice to the Committee, but not more often than once in any twenty-four (24) month period, an Employee may apply to withdraw in cash, based upon the establishment of a Hardship, a portion of the balance in his Participant Elected Contributions Account, but in no event shall distribution of a sum less than One Thousand Dollars ($1,000) be permitted. The portion of a Participant's Participant Elected Contributions Account that may be distributed on account of a Hardship shall be limited to amounts actually contributed to the Plan pursuant to a Compensation Deferral Agreement, plus any amounts earned on such contributions prior to January 1, 1989. Notwithstanding the preceding sentence, the amount of a Hardship Distribution shall be limited to the amount reasonably necessary to satisfy an Immediate and Heavy Financial Need. Following a Hardship Distribution to a Participant, no Participant Elected Contributions shall be permitted with respect to such Participant until the first Entry Date at least 12 months following the date of such Hardship Distribution.

         (i) For purposes of this subsection (b) a Hardship shall be any situation in which a Participant requires a distribution from the Plan to satisfy an Immediate and Heavy Financial Need. A distribution shall be considered necessary to satisfy an Immediate and Heavy Financial Need if the need cannot be relieved:

                 (I) through reimbursement or compensation by insurance or otherwise;

                (II) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself result in an Immediate and Heavy Financial Need;

               (III) by cessation of Participant Elected Contributions under the Plan; or

                (IV) by other distributions or nontaxable loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

    (ii) For purposes of this subsection (b), an Immediate and Heavy Financial Need is any immediate and heavy financial need of a Participant, as that phrase is defined in Section 1.401(k)-1(d)(2) of the Treasury Regulations and revenue rulings published or to be published by the Internal Revenue Service, and specifically includes any financial need occasioned by the following:

                 (I) medical expenses incurred by the Participant, the Participant's spouse, or any dependent of the Participant;

                (II) the purchase of a principal residence for the Participant;

               (III) payment of tuition for the next semester or quarter of post-secondary education for the Participant, his or her spouse, children or dependents; and

                (IV) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

   (iii) Notwithstanding Section 3.1 hereof, if a Participant receives a Hardship Distribution pursuant to this Section 8.3(b) in any calendar year, then the maximum amount such Participant may have the Employer contribute to the Plan pursuant to a Compensation Deferral Agreement in the following calendar year shall be Seven Thousand Dollars ($7,000) (as adjusted pursuant to Section 3.1), reduced by the total amount of Participant Elected Contributions contributed to the Plan on behalf of such Participant during the calendar year in which such Participant received a Hardship Distribution.

8.4      Time of Payment
---      ---------------

Any payment called for under Article 8 hereof shall be made or commenced at the time prescribed in the Plan, except that where a Participant has died and the Committee has not determined the Beneficiary or legal representative entitled to payment, the Committee shall make payment as soon as possible after such person has been determined. Unless otherwise elected by the Participant in writing, payment of his benefits must commence not later than the sixtieth
(60th) day after the close of the Plan Year in which occurs his attainment of age 65 or his Separation from Service, whichever is later; provided, under all circumstances, payment of Plan benefits shall commence in accordance with (and the method of payments shall satisfy) the required distribution rules of
Section 401(a)(9) of the Code and Treasury Regulations thereunder.

8.5  Direct Rollovers
---  ----------------

         (a) This Section 8.5 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this part, a Distributee of an Eligible Rollover Distribution of at least Two Hundred Dollars ($200) may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; provided, however, that if any portion of an Eligible Rollover Distribution is to be paid to the Distributee, the portion of an Eligible Rollover Distribution paid to the Eligible Retirement Plan must be at least Five Hundred Dollars ($500). A Distributee who has been given a timely notice and explanation of his rights under this Section 8.5, and who fails to make an affirmative election to have his Eligible Rollover Distribution paid to an Eligible Retirement Plan shall be presumed to have elected to have his benefit paid directly to him. The election by a Distributee with respect to one of a series of periodic payments shall be deemed to apply to all subsequent payments in that series. Such election by the Distributee, however, shall be revocable at any time. In the event this provision is not at any time in the future required as a condition for plan qualification under Code Section 401(a), it shall automatically be deemed null, void, and of no force or effect.

         For purposes of this Section 8.5, the following words and phrases have the meanings ascribed to them below.


         (i) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (ii) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (iii) Distributee: A Distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

         (iv) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.


                                   ARTICLE 9
                                   ---------
                                 ADMINISTRATION
                                 --------------

9.1      Establishment of Trust
---      ----------------------

Standard shall execute a Trust Agreement with a Trustee selected by Standard by action of its Board of Directors, and the Trustee so selected shall serve as Trustee until otherwise replaced or said Trust Agreement is terminated. Standard may from time to time enter into such further agreements with the Trustee or other parties and make such amendments to said Trust Agreement as it may deem necessary or desirable to carry out this Plan. Any and all rights or benefits which may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

9.2      Plan Committee
---      --------------

Standard's Board of Directors will appoint at least three (but no more than five) persons to serve, until such appointments are terminated by the Board or otherwise, as members of the Standard Products Individual Retirement and Investment Trust Plan Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise shall be filled by Standard's Board of Directors. The Committee shall be considered a "named fiduciary" within the meaning of ERISA. The following provisions shall be applicable to the
Committee:

         (a) Any member of the Committee may resign by delivering his written resignation to the Board, and such resignation shall become effective at delivery or at any later date specified therein. No member of the Committee shall receive any remuneration for his services in that capacity. If otherwise eligible, the fact that an Employee is a member of the Committee shall not preclude him from participating in the Plan. No member of the Committee shall act or participate in any action of the Committee directly affecting his own Account under the Plan that is not of general application to all Participants. The Committee may elect a Chairman from their number, and a Secretary and such other officers as the Committee may determine, who may, but need not, be members of the Committee, and who shall serve at the will of the Committee.

         (b) The Committee will operate and administer the Plan and shall have all powers and discretionary authority necessary to accomplish that purpose, except such as are reserved by the Plan to an Employer's Board of Directors, will determine all questions arising under or in connection therewith, and may from time to time prescribe and amend regulations for such administration. Whenever directions, designations, applications, requests or other notices are to be given by a Participant under the Plan, they shall be on forms prescribed by the Committee and shall be filed in such manner as shall be specified by the Committee.

         (c) Without limiting the powers set forth in Section 9.2(b), the Committee shall have the power (i) with the consent of the Board of Directors of Standard to change or waive any requirements of the Plan to conform with law or to meet special circumstances not anticipated or covered in the Plan; (ii) to determine the times and places for holding meetings of the Committee and the notice to be given of such meetings; (iii) to employ such agents and assistants, such counsel (who may be of counsel to Standard) and such clerical and other services as the Committee may require in carrying out the provisions of the Plan; and (iv) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Committee, except that all requisitions for funds from the Trustee shall be signed by two members of the Committee.

         (d) The majority of the members of the Committee in office shall constitute a quorum for the transaction of business at a meeting. Action of the Committee as to all matters requiring the exercise of discretion by the Committee shall, if taken at a meeting of the Committee, be by the vote of a majority of the members of the Committee attending such meeting (a quorum being present) and, if not taken at a meeting, be by the agreement of a majority of the members of the Committee. Ministerial powers in connection with the administration of the Plan may be delegated by the Committee to any member or members thereof or to such agent or agents as it may select.

The members of the Committee and the Employer and its officers and directors shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee, upon all certificates and reports made by an accountant and upon all opinions given by any legal counsel selected or approved by the Committee, and the members of the Committee and the Employer and its officers and directors shall, except as otherwise provided by law, be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of the Trustee or any such accountant or counsel.

9.3      Statement of Participant's Account
---      ----------------------------------

The Committee shall, as soon as practicable after the end of each Plan Year, mail to each Participant a statement setting forth the Account of such Participant in the respective Funds as of the end of such Plan Year. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Committee within thirty (30) days after the mailing of such statement to the Participant.

9.4      Delivery of Notices, Reports and Statements
---      -------------------------------------------

         (a) All notices, reports and statements given, made, delivered or transmitted to a Participant shall be deemed duly given, made, delivered or transmitted when mailed, by such class as the sender may deem appropriate, with postage prepaid and addressed to the Participant at the address last appearing on the records of the Employer with respect to this Plan.

         (b) All notices, directions or other communications given, made, delivered or transmitted by a Participant to the Trustee or Committee shall not be deemed to have been duly given, made, delivered, transmitted or received unless and until actually received by the designated recipient.

9.5      Claims Procedure
---      ----------------

Claims for benefits under the Plan shall be filed, on forms supplied by the Committee, with the Committee or its designee. Written notice of the disposition of a claim shall be furnished the claimant within thirty (30) days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.

9.6      Claims Review Procedure
---      -----------------------

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit, or feels aggrieved by any other action of the Committee, the Employer or the Trustee, shall be entitled, upon request to the Committee, if he has not already done so, to receive a written notice of such action, together with a full and clear statement of the reasons for the action. If the claimant wishes further consideration of his position, he may obtain a form from the Committee on which to request a hearing. Such form, together with a written statement of the claimant's position, shall be filed with the Committee no later than ninety
(90) days after receipt of the written notification provided for above or in
Section 9.5. The Committee shall schedule an opportunity for a full and fair hearing of the issue within the next thirty (30) days. Its decision following such hearing shall be made within thirty (30) days and shall be communicated in writing to the claimant.

9.7      Payment of Expenses
---      -------------------

All costs and expenses incurred in administering this Plan, including the fees and expenses of the Trustee, the fees of its counsel and other administrative expenses, including costs of audits, shall be paid by the Employer, except as otherwise provided under Section 5.9 with respect to the PAYSOP Fund and program. Brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase and sale of securities held in each Fund shall be charged to such Fund. Any income or other taxes payable with respect to each Fund shall likewise be charged to such Fund.

9.8      Employment Rights
---      -----------------

Nothing in the Plan shall be deemed or construed to impair or affect in any manner whatsoever the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees or Participants.

9.9      Recognition of Participant's Agent
---      ----------------------------------

The Trustee and the Committee shall not be bound to recognize the authority or agency of any party for a Participant unless and until it or they shall receive documentary evidence thereof in form and substance satisfactory to them and thereafter from time to time, as the Trustee or Committee may require, further documentary evidence disclosing the status of any agency.

9.10     Legal Actions
----     -------------

Except as may otherwise be provided by law, in any action or application to the courts, only the Employer, the Committee and the Trustee shall be necessary parties and no other person, firm or corporation shall be entitled to any notice or process. Except as may otherwise be provided by law, any final judgment entered on such an action or proceeding shall be conclusive upon all persons claiming under the Plan or the Trust Agreement referred to in Section
9.1. The Committee shall be the person designated to receive service of legal process on behalf of the Plan.



                                   ARTICLE 10
                                   ----------
                                 BENEFICIARIES
                                 -------------

10.1     Designation of Beneficiary
----     --------------------------

A Participant may file written notice with the Committee designating his Beneficiary or Beneficiaries and secondary Beneficiary or Beneficiaries. The Participant may change his Beneficiary designation from time to time by filing succeeding written notices with the Committee, and, in such case, each succeeding designation will revoke all prior designations. However, if a Participant is legally married at the time of his death, any designation of a Beneficiary other than the person who is his legal spouse at the time of his death will be void, and such legal spouse will be his sole Beneficiary, unless such legal spouse has consented to the designation of such other person as Beneficiary in a written, signed and notarized statement. If any Participant is not survived by a legal spouse and he shall have failed to designate a Beneficiary or Beneficiaries as herein provided, or if the designated Beneficiary dies before the Participant, the remaining amounts then held for the Participant shall be distributed to either (i) any one or more or all of the next of kin of such Participant, in such proportions as the Committee determines, or (ii) such Participant's estate. Any designation of Beneficiary made by a Participant hereunder shall be in such form as may be specified or approved by the Committee. The Committee's determination regarding the identity of a Beneficiary shall be subject to review only as provided in
Section 9.6
of Article 9. The provisions of this Section 10.1 shall be applicable in determining the Beneficiary of a Participant who has at least one Hour of Service, and who dies, on or after the date of enactment of the Retirement Equity Act of 1984.

                                   ARTICLE 11
                                   ----------
                           AMENDMENT AND TERMINATION
                           -------------------------

11.1     Amendment
----     ---------

Standard shall have the right at any time, and from time to time, to amend, in whole or part, any or all of the provisions of this Plan. However, no such amendment shall affect adversely the value of a Participant's separate Accounts as computed to the effective date of the amendment. No amendment shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries; subject, however, to the provisions of Section 5.9 relating to payment of PAYSOP expenses.

11.2     Merger, Consolidation or Transfer of Assets
----     -------------------------------------------

This Plan and Trust shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant, if the plan were terminated immediately after such action, would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.

11.3     Termination of the Plan
----     -----------------------

The Plan may be fully or partially terminated by the Employer at any time.
Upon complete discontinuance of the Employer's contributions, or full or partial termination of the Trust, all affected Participants' rights to benefits shall remain fully vested, except to the extent that law or regulations may preclude such vesting in order to prevent discrimination in favor of officers, shareholders or highly compensated employees.


                                   ARTICLE 12
                                   ----------
                                NONASSIGNABILITY
                                ----------------

12.1     Spendthrift Clause
----     ------------------

Except as otherwise specifically provided in Article 8 and this Article, distributions and withdrawals hereunder shall be paid only to the Participant entitled thereto or, in the event of his death, his Beneficiary. A Participant's interest under the Plan shall not be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution or encumbrance of any kind, and any attempt to accomplish the same shall be void. This limitation shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to any domestic relations order, unless such order is determined by the Committee to be a qualified domestic relations order (as defined in Section 414(p) of the Code) or is a domestic relations order entered before January 1, 1985 which satisfies the requirements of Internal Revenue Service Revenue Ruling 80-27.
No loans to Participants from any of the Funds shall be made under any circumstances.


                                   ARTICLE 13
                                   ----------
                                 MISCELLANEOUS
                                 -------------

13.1     Construction of Plan
----     --------------------

This Plan shall be governed by and construed in accordance with the laws of the State of Ohio, except as said laws may otherwise be preempted by ERISA.

13.2     Payments Due Infants or Incompetents
----     ------------------------------------

If any person to whom a benefit is payable hereunder is an infant, or if the Committee determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to another for his benefit without responsibility on the part of the Committee or the Trustee to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the Trust Fund, Trustee and the Committee.

13.3     Source of Benefits
----     ------------------

All benefits payable under this Plan shall be paid and provided for solely from the Trust Fund and the Employer assumes no liability or responsibility therefor.

13.4     Text to Control
----     ---------------

The headings of articles and sections hereof are included solely for convenience of reference and, if there be any conflict between such headings and the text of this Plan, the text shall control.

13.5     Delegation of Authority
----     -----------------------

Any action to be taken by the Employer hereunder shall be taken by its Board of Directors, or by such officer or officers or employee or employees of the Employer as have been delegated the right to take such action or actions by such Board. Any action taken through the Employer's Board of Directors shall be by a majority of the Board and a majority of the Board acting in matters relating to the Plan and related Trust shall be disinterested persons.

13.6     Unclaimed Interests
----     -------------------

If the Trustee shall at any time be unable to make distribution or payment of benefits hereunder to a Participant or any Beneficiary of a Participant by reason of the fact that his whereabouts is unknown, the Trustee shall so certify to the Committee, and thereafter the Committee shall attempt to locate such missing person. If such person continues missing for a period of three years following such certification, the interest of such Participant in the Fund shall, in the discretion of the Committee, be distributed to the Beneficiary of such missing person, if any, but, if there be none, to any person or persons that may have been dependent upon such missing person as the Committee may determine.

13.7     Controlled Group
----     ----------------

Except as provided below with respect to eligible Employees and the definition of Credited Compensation, for purposes of the Plan all employees of:

         (a) all corporations which are members of any controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Employer is a member, and

         (b) all trades and businesses which together with the Employer are under common control (within the meaning of Section 414(c) of the Code), and

         (c) all members of any affiliated service group (within the meaning of Section 414(m) of the Code), and

         (d) any person or entity required to be aggregated with the Employer under Code Section 414(o),

shall be treated as employed by a single employer; provided, however, that the provisions of this Section 13.7 shall not operate to cause any employee of any such corporation, trade or business or affiliated service group member to be considered an eligible Employee under the Plan or to cause any remuneration paid to such employee by any such corporation, trade or business or affiliated service group member to be considered Credited Compensation for purposes of the Plan.

                                   ARTICLE 14
                                   ----------
                              TOP-HEAVY PROVISIONS
                              --------------------

14.1     Applicability of Article
----     ------------------------

The provisions of this Article shall be applicable for Plan Years in which the Plan is top-heavy. The Plan will be top-heavy for any Plan Year in which either: (i) the sum of the Accounts of Key Employee Participants under the Plan exceeds sixty percent (60%) of the sum of the Accounts of all Participants under the

Plan; or (ii) the Plan is part of a Required Aggregation Group and the Required Aggregation Group is a Top-Heavy Group. The Plan will not be top-heavy for any Plan Year in which it is part of a Required or Permissive Aggregation Group that is not top-heavy. The determination of whether the Plan is top-heavy for a Plan Year shall be made on the Determination Date, based upon the value of Accounts under the Trust Fund as of the last Valuation Date in the Plan Year in which the Determination Date occurs, including any contributions made after such Valuation Date but on or before the Determination Date and any distributions or withdrawals from Accounts occurring during the Plan Year in which the Determination Date occurs or in the four (4) Plan Years immediately preceding such Plan Year.

14.2     Required Changes in Plan Provisions for Plan Years
----     --------------------------------------------------
         During Which the Plan Is Top-Heavy
         ----------------------------------

Notwithstanding any other provision of this Plan, the following provisions of this Section 14.2 shall supersede any contrary provisions of the Plan for Plan Years during which the Plan is top-heavy:

         (a) The Employer Matched Contribution and Special Employer Contribution, if any, (hereinafter collectively referred to as "Employer Contributions" for purposes of this Article 14) shall be whichever of the following is applicable:

                 (i) If the Non-Key Employee Participant is not a participant in a top-heavy defined benefit plan of the Employer, three percent (3%) of the Participant's Credited Compensation; or

                (ii) If the Non-Key Employee Participant is a participant in a top-heavy defined benefit plan of the Employer, five percent (5%) of the Participant's Credited Compensation;

         provided, however, that if the percentage for the Key Employee Participant for whom such percentage allocation of Employer Contributions for the Plan Year is highest for the Plan Year of all Key Employee Participants (as determined by dividing the Employer Contributions of such Key Employee Participant by his Credited Compensation) is a lesser percentage, the minimum percentage referred to herein shall be reduced to said lesser percentage. Notwithstanding the foregoing provisions of this subsection (a), additional Employer Contributions for the Plan Year shall be made only on behalf of Non-Key Employee Participants who are Participants on the last day of the Plan Year.

         (b)     The number 1.00 shall be substituted for the number 1.25 in
         Article 4, Section 4.4 of the Plan wherever it appears therein; provided, however, that a Participant's benefit under any defined benefit plan accrued during any

         Plan Years with respect to which this Plan was not top-heavy shall not be reduced as a result of such substitution.

14.3     Definitions of Terms as Used in Article 14
----     ------------------------------------------

         (a) Determination Date means for any Plan Year the last day of the immediately preceding Plan Year, except that for the first Plan Year of any plan, Determination Date means the last day of such Plan Year.

         (b) Key Employee means any Participant in an Employer plan who at any time during the Plan Year, or any of the four (4) preceding Plan Years, is (i) an officer of the Employer having compensation in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code;
         (ii) one (1) of the ten (10) employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the Employer; (iii) a five percent (5%) owner of the Employer; or
         (iv) a one percent (1%) owner of the Employer having an annual compensation from the Employer of more than $150,000. For purposes of defining the term officer, no more than fifty (50) employees (or, if lesser, the greater of three (3) or ten percent (10%) of the employees) shall be treated as officers. In determining the top-ten owners of the Employer, if two employees have the same interest in the Employer, the employee having the greatest annual compensation from the Employer shall be treated as having the largest interest. For the purposes of determining the top-ten owners of the Employer, five percent (5%) owners of the Employer and one percent (1%) owners of the Employer, the aggregation rules of Code Section 414(b), (c) and (m) shall not apply.

         (c) Non-Key Employee means any employee of the Employer participating in the Plan who is not a Key Employee. The terms Key Employee and Non-Key Employee shall include the beneficiaries of such individuals and inherited benefits will retain the character of the benefits of the employee who performed the services for the Employer. The identity of Key Employees and Non-Key Employees shall be made in accordance with, and pursuant to, Code Section 416(i) and Treasury Regulations and rules issued thereunder.

         (d) Required Aggregation Group means each plan of the Employer in which a Key Employee participates or participated at any time during the Plan Year or any of the four preceding Plan Years (regardless of whether the plan has terminated) and any other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.


         (e) Permissive Aggregation Group means any plans of the Employer in a Required Aggregation Group, plus one or more plans that are not part of a Required Aggregation Group, but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

         (f) Top-Heavy Group means any aggregation group if the sum (as of the Determination Date) of (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and (ii) the aggregation of the Accounts of Key Employees under all defined contribution plans included in such group (including any part of any account balance distributed in the five-year period ending on the Determination Date), exceeds sixty percent (60%) of a similar sum determined for all employees, all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan will be increased for any distribution of an accrued benefit made in the five-year period ending on the determination date. For purposes of this Section 14.3, the present value of an accrued benefit for a defined benefit plan shall be determined as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date. If the aggregation group that is a top-heavy group is a Required Aggregation Group, each plan in the group will be top-heavy. If the aggregation group that is a top- heavy group is a Permissive Aggregation Group, only those plans that are part of the Required Aggregation Group will be treated as top- heavy. If the aggregation group is not a top-heavy group, no plan within such group will be top heavy.

         (g) The account balance and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the top heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416. Deductible employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee will be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

                 IN WITNESS WHEREOF, THE STANDARD PRODUCTS COMPANY, by action of its Board of Directors, has duly adopted this amendment and restatement of the Plan on this 28th day of June, 1995, effective as of July 1, 1990.

                                                   THE STANDARD PRODUCTS COMPANY

                                                  By /s/ Thomas J. Steag
                                                    ----------------------------

                               TRUST AGREEMENT
                                     FOR
                              STANDARD PRODUCTS
                    INDIVIDUAL RETIREMENT AND INVESTMENT
                                 TRUST PLAN


        THIS AGREEMENT OF TRUST (the "Agreement") made as of this    day
of June, 1990, effective July 1, 1990, by and between THE STANDARD PRODUCTS COMPANY, an Ohio corporation, (the "Employer") and VANGUARD FIDUCIARY TRUST COMPANY, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code (the "Trustee"),

                            W I T N E S S E T H:

        WHEREAS, the Employer has adopted and is maintaining the STANDARD PRODUCTS INDIVIDUAL AND RETIREMENT TRUST PLAN (the "Plan") for the exclusive benefit of its Employees; and

        WHEREAS, the Plan Committee established under the Plan (the "Plan Administrator") is the fiduciary named in the Plan as having the authority to control and manage the operation and administration of the Plan, subject to the direction and control of the Employer;

        WHEREAS, the Employer and the Trustee deem it necessary and desirable to enter into this written agreement of trust which amends and restates the predecessor trust agreement made October 21, 1983 by and between the Employer and Central National Bank of Cleveland, currently known as Society National Bank.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

                                  ARTICLE I

                         ESTABLISHMENT OF THE TRUST

        Section 1.1. The Employer and the Trustee hereby agree to the establishment of a trust consisting of such sums as shall from time to time be paid or transferred to the Trustee under the Plan and such earnings, income and appreciation as may accrue thereon, which, less payments made by the Trustee to carry out the purposes of the Plan, are referred to herein as the "Fund". The Trustee shall carry out the duties and responsibilities herein specified, but shall be under no duty to determine whether the amount of any contribution by the Employer or any Participant is in accordance with the terms of the Plan nor shall the Trustee be responsible for the collection of any contributions under the Plan.

        Section 1.2. The Fund shall be held, invested, reinvested and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in Section 4.2, no assets of the Plan shall inure to the benefit of the Employer.

        Section 1.3. The Trustee shall pay benefits and expenses from the Fund only upon the written direction of the

Plan Administrator. The Trustee shall be fully entitled to rely on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

                                 ARTICLE II

                           INVESTMENT OF THE FUND

        Section 2.1. The Employer or its designee shall have the exclusive authority and discretion to select the Investment Funds available for investment under the Plan. In making such selection, the Employer or its designee shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The available investments under the Plan shall be sufficiently diversified so as to permit the risk of large losses to be minimized, unless under the circumstances it is clearly prudent not to do so. The Employer or its designee shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto.

        Section 2.2. Each Participant shall have the exclusive right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate accounts of the Participant under the Plan among any one or more of the available Investment Funds. In any event, however, all amounts allocated to the Employer Common Stock Fund and the PAYSOP Fund shall be invested in the common shares of the

Employer. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Plan Administrator or by Participants in accordance with the Plan Administrator's approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall immediately notify the Plan Administrator of this fact,and the Trustee may, in its discretion, hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions. In addition, pending the reconciliation of account balances, following the Trustee's assumption of responsibilities hereunder, the Participant amounts held under the Trust may, except for amounts held in the Employer Common Stock Fund or the PAYSOP Fund, be held in a short term investment fund pending allocation among the Investment Funds pursuant to Participant direction. Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee shall have no discretionary authority to determine the investment of the assets of the Fund.

        Section 2.3. Subject to the provisions of Sections 2.1 and 2.2, the Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

                   (a) to invest and reinvest all or a part of the Fund in
              accordance with Participants' investment directions in any available Investment Fund selected by the Employer without restriction to investments authorized for fiduciaries, including, without limitation on the amount that may be invested therein, any common, collective or commingled trust fund maintained by the Trustee. Any investment in, and any terms and conditions of, any common, collective or commingled trust fund available only to employee trusts which meets the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement and the Plan;

                   (b) to dispose of all or any part of the investments,
              securities, or other property which may from time to time or at any time constitute the Fund in accordance with the investment directions by Participants furnished to it pursuant to Section
              2.2 or the written directions by the Plan Administrator furnished to it pursuant to Section 1.3, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

                (c) to hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan;

                (d) to cause any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

                (e) to vote in person or by proxy with respect to all securities that are credited to a Participant's separate accounts under the Plan solely in accordance with written directions furnished to it by the Participant; provided that the Trustee shall be responsible for delivering to each Participant all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to any shares of one or more of the regulated investment companies offered by The Vanguard Group, Inc. (the "Vanguard Funds") that are credited to the Participant's separate accounts under the Plan;

                (f) upon the written direction of the Plan Administrator, to apply for, purchase, hold or transfer any life insurance, retirement income, endowment or annuity contract;

                (g) to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of the Plan and this Agreement;

                (h) upon the written direction of the Plan Administrator, and only as may be permitted under the Plan, to make loans from the Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan; provided that the Plan Administrator shall have the sole responsibility for collecting all loan repayments required to be made under the Plan and for furnishing the Trustee with copies of all promissory notes evidencing such loans; and

                (i) to pay from the Fund all taxes imposed or levied with
              respect to the Fund or any part thereof existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respecting the Fund or any part thereof.

                (j) to not sell, alienate, encumber, pledge, transfer or
              otherwise dispose of, or tender or withdraw any common shares of the employer held by the Trust Agreement, except (i) as specifically provided for in the Plan or (ii) in the case of a tender offer (as hereinafter defined) as directed in writing by a participant on a form provided or approved by the Plan Committee and delivered to the Trustee. For the purposes hereof the term "tender offer" shall mean (y) any offer for, or request for or invitation for tender of, or offer to purchase or acquire, any common shares of the employer that is directed generally to shareholders of the employer or (z) any transaction which may be defined as a "tender offer" under rules or regulations promulgated by the Securities and Exchange Commission. The Trustee is prohibited from tendering (in the case of a tender offer) any common shares of the Employer held in a participant's account in the PAYSOP Fund which was allocated to such account within a period of eighty-four (84) months. To the extent that any money or other property (other than property which meets the definition of "employer securities" as set forth in Code Section 409(1)) is received by the Trustee as a result of a tender of shares, not prohibited by the preceding sentence, it shall be allocated to a Participant's account, as directed by the Participant in whose account the common shares of the Employer so tendered were held, as permitted by law. Moreover, before each annual or special meeting of the Employer shareholders, the Trustee shall send to each participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the common shares of the Employer credited to his account. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. Any common shares of the Employer held in the PAYSOP Fund, as to which the Trustee does not receive instructions, shall not be voted. The Trustee shall vote all other common shares of the Employer (including shares, other than those held in the PAYSOP Fund, for which it does not receive instructions from participants) pro rata in accordance with the instructions it has received from participants.

        Section 2.4. Except as may be authorized by regulations promulgated by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership in any assets of the Fund outside of the jurisdiction of the district courts of the United States.


                                 ARTICLE III

                         DUTIES AND RESPONSIBILITIES

        Section 3.1. The Trustee, the Employer and the Plan Administrator shall each discharge their assigned duties and responsibilities under this Agreement and the Plan solely in the interest of Participants and their Beneficiaries in the following manner:

                (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

                (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                (c) by diversifying the available investments under the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                (d) in accordance with the provisions of the Plan and this Trust Agreement insofar as they are consistent with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


        Section 3.2. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder including such specific records as may be agreed upon in writing between the Employer and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Employer or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.

        Section 3.3. Within 120 days after the end of each Plan Year or within 120 days after its removal or resignation, the Trustee shall file with the Plan Administrator a written account of the administration of the Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account to the end of such Plan Year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by the Plan Administrator, neither the Employer nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 90 days from the date on which the accounting is delivered to the Plan Administrator.

        Section 3.4. In accordance with the terms of the Plan, the Trustee shall open and maintain separate accounts in the name of each Participant in order to record all contributions by or on behalf of the Participant under the Plan and any earnings, losses and expenses attributable thereto. The Plan Administrator shall furnish the Trustee with written instructions enabling the Trustee to allocate properly all contributions and other amounts under the Plan to the separate accounts of Participants. In making such allocation, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator and shall be under no duty to make any inquiry or investigation with respect thereto.

        Section 3.5. The Trustee shall furnish each Participant with statements at least annually, or more frequently as may be agreed upon with the Employer, reflecting the current fair market value of the Participant's separate Accounts under the Plan.

        Section 3.6. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

        Section 3.7. Unless resulting from the Trustee's negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Agreement or the Employment Retirement Income Security Act of 1974, as amended, the Employer shall indemnify and save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, reasonable costs and expenses, including without limitation, reasonable attorney's fees incident to any suit, action, investigation, claim or proceeding suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Agreement. However, in the event of the commencement of any such suit, action, investigation, claim or proceeding, the Employer shall be consulted at such time and advised before the Trustee incurs any related costs or expenses. The Trustee action or response shall be subject to the reasonable approval of the Plan Administrator.

        Section 3.8. The Employer may appoint one or more "investment managers," as defined in Section 3(38) of ERISA, who shall have the responsibility for the investment of all or part of the Trust Fund, as specified by the Employer. Upon the acceptance and acknowledgement, in writing, by the investment manager of the fiduciary duties incident to such appointment and its status as a fiduciary with respect to this Trust and the Plan, such investment manager shall be solely responsible for all investment actions taken concerning that portion of the Fund subject to management thereby. The Employer may delegate to the Plan Committee the authority to designate the portion or portions of the Fund which shall be subject to the control of such investment managers.


                                 ARTICLE IV

                          PROHIBITION OF DIVERSION

        Section 4.1. Except as provided in Section 4.2 of this Article, at no time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Plan shall any part of the corpus or income of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan.

        Section 4.2. The provisions of Section 4.1 notwithstanding, contributions made by the Employer under the Plan may be returned to the Employer under the following conditions:

                (a) If a contribution is made by mistake of fact, such
              contribution may be returned to the Employer within one year of the payment of such contribution;

                (b) Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it may be returned to the Employer within one year after the disallowance of the deduction. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this subsection; and

                (c) If the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification may be returned to the Employer within one year after the date of denial of qualification.

                                  ARTICLE V
             COMMUNICATION WITH PLAN ADMINISTRATOR AND EMPLOYER

        Section 5.1. Whenever the Trustee is permitted or reguired to act upon the directions or instructions of the Plan Administrator, the Trustee shall be entitled to act upon any written communication signed by any person or agent designated to act as or on behalf of the Plan Administrator. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Employer and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

        Section 5.2. The Employer shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Plan Admini- strator. After such notification, the Trustee shall be fully protected in acting upon the directions of, or dealing with, any person designated to act as or on behalf of the Plan Admini- strator until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualification of any person designated to act as or on behalf of the Plan Administrator.

                                 ARTICLE VI
                           TRUSTEE'S COMPENSATION

        Section 6.1. The Trustee shall be entitled to reasonable compensation for its services as is agreed upon with the Employer. If approved by the Plan Administrator, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Fund unless paid directly by the Employer.


                                 ARTICLE VII
                     RESIGNATION AND REMOVAL OF TRUSTEE

        Section 7.1. The Trustee may resign at any time by written notice to the Employer which shall be effective 30 days after delivery unless prior thereto a successor Trustee shall have been appointed.

        Section 7.2. The Trustee may be removed by the Employer at any time upon 30 days written notice to the Trustee; such notice, however, may be waived by the Trustee.

        Section 7.3. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Employer appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals.

All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 30 days after notice of resignation shall have been given under the provisions of this article a successor Trustee shall not have been appointed, the resigning Trustee or the Employer may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

        Section 7.4. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the successor Trustee and the Employer who shall be jointly and severally liable therefor.


                                ARTICLE VIII
                             INSURANCE COMPANIES

        Section 8.1. If any contract issued by an insurance company shall form a part of the Trust assets, the insurance company shall not be deemed a party to this Agreement. A certification in writing by the Trustee as to the occurrence of any event contemplated by this Agreement or the Plan shall be conclusive evidence thereof and the insurance company shall be protected in relying upon such certification and shall incur no liability for so doing. With respect to any action under any such contract, the insurance company may deal with the Trustee as the sole owner thereof and need not see that any action of the Trustee is authorizei by this Agreement or the Plan. Any change made or action taken by an insurance company upon the direction of the Trustee shall fully discharge the insurance company from all liability with respect thereto, and it need not see to the distribution or further application of any moneys paid by it to the Trustee or paid in accordance with the direction of the Trustee.


                                 ARTICLE IX
               AMENDMENT AND TERMINATION OF THE TRUST AND PLAN

        Section 9.1. The Employer may, by delivery to the Trustee of an Instrument in writing, amend, terminate or partially terminate this Agreement at any time; provided, however, that no amendment shall increase the duties or liabilities of the Trustee without the Trustee's consent; and, provided further, that no amendment shall divert any part of the Fund to any purpose other than providing benefits to Participants and their Beneficiaries or defraying reasonable expenses of administering the Plan.

        Section 9.2. If the Plan is terminated in whole or in part, or if the Employer permanently discontinues its contributions to the Plan, the Trustee shall distribute the Fund or any part thereto in such manner and at such times as the Plan Administrator shall direct in writing. In the absence of receipt of such written directions within 180 days after the effective date of such termination, the Trustee shall distribute the Funds in accordance with the provisions of the Plan.


                                  ARTICLE X
                          MISCELLANEOUS PROVISIONS

        Section 10.1. Unless the context of this Agreement clearly indicates otherwise, the terms defined in the Plan shall, when used herein, have the same meaning as in the Plan.

        Section 10.2. Except as otherwise required in the case of any qualified domestic relations order within the meaning of Section 414(p) of the Code, the benefits or proceeds of any allocated or unallocated portion of the assets of the Fund and any interest of any Participant or Beneficiary arising out of or created by the Plan either before or after the Participant's retirement shall not be subject to execution, attachment, garnishment or other legal of judicial process whatsoever by any person, whether creditor or otherwise, claiming against such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Plan and any action purporting to do so shall be void. The provisions of this Section shall apply to all

Participants and Beneficiaries, regardless of their citizenship or place of residence.

        Section 10.3. Nothing contained in this Agreement or in the Plan shall require the Employer to retain any Employee in its service.

        Section 10.4. A Participant or Beneficiary or any other person who claims the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment; and no liability for the payment of benefits or any other claim under or arising out of the Plan or the Trust shall be imposed upon the Employer or its officers, directors or shareholders, or the Plan Committee.

        Section 10.5. Unless and until otherwise agreed to by the Employer and the Trustee, this Trust shall have a fiscal year which commences as of July 1st and ends as of the following June 30th.

        Section 10.6. Any and all references in this Trust, to any provisions of the Code, ERISA or any other statute, regulation, ruling, order or other law shall be deemed to refer also to any successor provision, statute, regulation, ruling, order or other law.

        Section 10.7. To the extent that the Employer, the Plan Committee the Trustee and/or any investment manager appointed hereunder functions as a fiduciary with respect to the Trust Fund, each shall be deemed to be a "named fiduciary" within the meaning of Section 402 of ERISA; and, except as otherwise limited by Section 405 of ERISA or by this Trust or the Plan, said named fiduciaries shall have full authority to allocate responsibilities among themselves and to designate others to perform their responsibilities; provided, however that to the extent that specific responsibilities are assigned by this Trust or the Plan to different fiduciaries, no fiduciary shall be liable for errors or omissions involving another fiduciary's individually assigned area of responsibility.

        Section 10.8. Any person dealing with the Trustee may rely upon a copy of this Agreement and any amendments thereto certified to be true and correct by the Trustee.

        Section 10.9. The Trustee hereby acknowledges receipt of a copy of the Plan. The Employer will cause a copy of any amendment to the Plan to be delivered to the Trustee.

        Section 10.10. The construction, validity and administration of this Agreement and the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent that such laws have been specifically preempted or superseded by ERISA. In case any provision of this Trust shall be or become invalid, such fact shall not affect the validity of any other provision.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Attest:                                 THE STANDARD PRODUCTS COMPANY


/s/ Mary S. Keyerleber                  By  /s/ Dale A. Cable
-------------------------                 ------------------------
                                            Treasurer

Attest:                                 VANGUARD FIDUCIARY TRUST
                                          COMPANY

/s/ Merideth L. Mueller                 By  /s/ R. Gregory Barton
-------------------------                 ------------------------
                                            Vice President